EXHIBIT 1

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                               RECOTON CORPORATION


                               SECURITIES PURCHASE
                                    AGREEMENT


                          DATED AS OF FEBRUARY 4, 1999


                                   $35,000,000
                 SENIOR SUBORDINATED NOTES DUE FEBRUARY 4, 2004

                     310,000 COMMON STOCK PURCHASE WARRANTS


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


                                TABLE OF CONTENTS

                             (NOT PART OF AGREEMENT)


                                                                         PAGE


 1. AUTHORIZATION OF ISSUE OF NOTES AND WARRANTS.............................1

 2. PURCHASE AND SALE OF NOTES AND WARRANTS..................................1

 3. CONDITIONS OF CLOSING....................................................2
         3A. OPINION OF PURCHASERS' SPECIAL COUNSEL..........................2
         3B. OPINION OF COMPANY'S COUNSEL....................................2
         3C. REGISTRATION RIGHTS AGREEMENT...................................2
         3D. REPRESENTATIONS AND WARRANTIES; NO DEFAULT......................2
         3E. PURCHASE PERMITTED BY APPLICABLE LAWS...........................3
         3F. PRIVATE PLACEMENT NUMBER........................................3
         3G. COMMITMENT FEE..................................................3
         3H. OTHER PURCHASERS................................................3
         3I. CLOSING EXPENSES................................................3
         3J. BANK CONSENT....................................................3
         3K. PROCEEDINGS.....................................................3

 4. PREPAYMENTS AND INTEREST.................................................3
         4A. REQUIRED PREPAYMENTS............................................4
         4B. OPTIONAL PREPAYMENT WITH EARLY PAYMENT AMOUNT...................4
         4C. NOTICE OF PREPAYMENT............................................4
         4D. PARTIAL PAYMENTS PRO RATA.......................................4
         4E. OBLIGATION TO PURCHASE DURING EXISTENCE OF PUT CONDITION........4
         4F. RETIREMENT OF NOTES.............................................6
         4G. INTEREST PAYMENTS...............................................6

 5. AFFIRMATIVE COVENANTS....................................................7
         5A. FINANCIAL STATEMENTS............................................7
         5B. INFORMATION REQUIRED BY RULE 144A...............................8
         5C. INSPECTION OF PROPERTY..........................................8
         5D. OTHER INFORMATION...............................................9
         5E. PAYMENT OF TAXES AND CLAIMS....................................10
         5F. MAINTENANCE OF PROPERTIES; CORPORATE EXISTENCE; ETC............10

 6. NEGATIVE COVENANTS......................................................11
         6A. LINE OF BUSINESS...............................................11
         6B. DEBT...........................................................11
         6C. INTEREST EXPENSE COVERAGE......................................12
         6D. NET WORTH......................................................12
         6E. RESTRICTED INVESTMENTS AND RESTRICTED PAYMENTS.................13
         6F. MERGERS AND CONSOLIDATIONS.....................................13
         6G. TRANSFERS OF PROPERTY; SUBSIDIARY STOCK........................14
         6H. LIENS..........................................................18
         6I. PERMITTED INVESTMENTS..........................................19
         6J. TRANSACTIONS WITH AFFILIATES...................................19
         6K. DESIGNATION OF SUBSIDIARIES....................................19
         6L. SUBSIDIARY GUARANTY............................................20
         6M. PRC SUBSIDIARIES...............................................20

 7. EVENTS OF DEFAULT.......................................................21
         7A. ACCELERATION...................................................21
         7B. RESCISSION OF ACCELERATION.....................................24
         7C. NOTICE OF ACCELERATION OR RESCISSION...........................24
         7D. OTHER REMEDIES.................................................24

 8. REPRESENTATIONS, COVENANTS AND WARRANTIES...............................25
         8A. ORGANIZATION; SUBSIDIARIES AND AFFILIATES......................25
         8B. FINANCIAL STATEMENTS...........................................26
         8C. ACTIONS PENDING................................................26
         8D. OUTSTANDING DEBT...............................................26
         8E. TITLE TO PROPERTIES............................................26
         8F. TAXES..........................................................27
         8G. CONFLICTING AGREEMENTS AND OTHER MATTERS.......................27
         8H. OFFERING OF NOTES AND WARRANTS.................................27
         8I. USE OF PROCEEDS................................................27
         8J. ERISA..........................................................28
         8K. GOVERNMENTAL CONSENT...........................................28
         8L. ENVIRONMENTAL COMPLIANCE.......................................28
         8M. DISCLOSURE.....................................................28
         8N. YEAR 2000......................................................29

 9 REPRESENTATIONS OF THE PURCHASER.........................................29
         9A. NATURE OF PURCHASE.............................................29
         9B. SOURCE OF FUNDS................................................29

10. DEFINITIONS.............................................................31
         10A. OTHER TERMS...................................................31
         10B. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES......................46

 11. MISCELLANEOUS..........................................................46
         11A.  NOTE PAYMENTS................................................46
         11B.  EXPENSES.....................................................46
         11C.  CONSENT TO AMENDMENTS........................................47
         11D.  FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES;
                 LOST NOTES.................................................47
         11E.  PERSONS DEEMED OWNERS; PARTICIPATIONS........................47
         11F.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
                 AGREEMENT..................................................48
         11G.  SUCCESSORS AND ASSIGNS.......................................48
         11H.  NOTICES......................................................48
         11I.  PAYMENTS DUE ON NON-BUSINESS DAYS............................48
         11J.  DISCLOSURE TO OTHER PERSONS..................................49
         11K.  SATISFACTION REQUIREMENT.....................................50
         11L.  GOVERNING LAW................................................50
         11M.  SEVERABILITY.................................................50
         11N.  DESCRIPTIVE HEADINGS.........................................50
         11O.  COUNTERPARTS.................................................50
         11P.  SEVERABILITY OF OBLIGATIONS..................................50

 12. SUBORDINATION OF NOTES.................................................50
         12A. SUBORDINATION.................................................50
         12B. OBLIGATION OF THE COMPANY.....................................53
         12C. SUBROGATION...................................................54
         12D. RIGHTS OF HOLDERS OF SENIOR DEBT..............................54



Annex 1       --        Purchaser Schedule

Annex 2       --        Wire Information

Annex 3       --        Information as to Company

Exhibit A     --        Form of Note

Exhibit B     --        Form of Warrant

Exhibit C     --        Form of Registration Rights Agreement

Exhibit D     --        Form of Opinion of Stroock & Stroock & Lavan LLP

                               RECOTON CORPORATION
                               2950 LAKE EMMA ROAD
                            LAKE MARY, FLORIDA 32746

                                   $35,000,000
                 SENIOR SUBORDINATED NOTES DUE FEBRUARY 4, 2004
                                       AND
                     310,000 COMMON STOCK PURCHASE WARRANTS



                                                          As of February 4, 1999


To the Purchasers Named in the
Purchaser Schedule Attached Hereto

Ladies and Gentlemen:

          The undersigned, Recoton Corporation (herein called the "COMPANY"), hereby agrees with the purchasers named in the Purchaser Schedule attached as Annex 1 hereto (herein collectively called the "PURCHASERS" and individually a "PURCHASER") as follows:

          1. AUTHORIZATION OF ISSUE OF NOTES AND WARRANTS. The Company will authorize the issue of its senior subordinated promissory notes in the aggregate principal amount of $35,000,000, to be dated the date of issue thereof, to mature February 4, 2004, to bear interest on the unpaid balance thereof as set forth in paragraph 4G hereof, and to be substantially in the form of Exhibit A attached hereto. The term "NOTES" as used herein shall include each such senior subordinated promissory note delivered pursuant to any provision of this Agreement and each such senior subordinated promissory note delivered in substitution or exchange for any other Note pursuant to any such provision. The Company will authorize the issue of its common stock purchase warrants exercisable for 310,000 shares of the Company's common stock to be dated the date of issue thereof, to expire February 4, 2004, and to be substantially in the form of Exhibit B attached hereto. The TERM "WARRANTS" as used herein shall include each common stock purchase warrant delivered pursuant to this Agreement and each such common stock purchase warrant delivered in substitution or exchange for any other Warrant pursuant to the terms of such Warrants. The holders of the Warrants shall have the benefits of a registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT") to be executed by the Company in substantially the form of Exhibit C hereto.

          2. PURCHASE AND SALE OF NOTES AND WARRANTS. The Company hereby agrees to sell to the Purchaser and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase from the Company, the aggregate principal amount of Notes and the number of Warrants set forth opposite such Purchaser's name in the Purchaser Schedule attached as Annex 1 hereto at a price for both Notes and Warrants equal to 100% of the aggregate principal amount of Notes being purchased. The Company will deliver to such Purchaser, at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019, one or more Notes and Warrants registered in each Purchaser's name (or the name of its nominee or assignee), evidencing the aggregate principal amount of Notes and the number of Warrants to be purchased by the Purchaser and in the denomination or denominations specified with respect to such Purchaser in the Purchaser Schedule against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account, as directed by the Company on Annex 2 hereto, on the date of closing, which shall be February 4, 1999 or any other date upon which the Company and the Purchasers may mutually agree (the "CLOSING DATE").

          The Purchasers and the Company agree that the Warrants have a value of $2,491,475 in the aggregate and that as a consequence there will be original issue discount on the Notes resulting in an original issue discount price equal to 92.8815% of the principal amount of the Notes. The Company and the Purchasers recognize that the agreements in this paragraph limit the original issue discount that the Company will be entitled to deduct for federal income tax purposes over the life of the Notes to an amount, if any, determined by reference to this paragraph and the Company and the Purchasers agree to adhere to the agreements set forth in this paragraph for federal income tax purposes. The Notes shall bear a legend substantially as set forth below as required by Treasury Regulation Section 1.1275-3(b):

                    THIS NOTE WAS ORIGINALLY ISSUED WITH ORIGINAL
                    ISSUE DISCOUNT. THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY MAY BE OBTAINED BY WRITING AND REQUESTING THE SAME FROM RECOTON CORPORATION, 2950 LAKE EMMA ROAD, LAKE MARY, FL 32746, ATTENTION: TREASURER.

          3. CONDITIONS OF CLOSING. Each Purchaser's obligation to purchase and pay for the Notes and Warrants to be purchased by it hereunder is subject to the satisfaction, on or before the Closing Date, of the following conditions:

          3A. OPINION OF PURCHASERS' SPECIAL COUNSEL. Such Purchaser shall have received from Willkie Farr & Gallagher which is acting as special counsel for the Purchasers in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

          3B. OPINION OF COMPANY'S COUNSEL. Such Purchaser shall have received from Stroock & Stroock & Lavan LLP, regular counsel for the Company, a favorable opinion satisfactory to the Purchaser and substantially in the form of Exhibit D attached hereto;

          3C. REGISTRATION RIGHTS AGREEMENT. The Company shall have executed and delivered the Registration Rights Agreement.

          3D. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties contained in paragraph 8 shall be true on and as of the Closing Date, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the Closing Date no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated the Closing Date, to both such effects. In addition, the Company shall have delivered to such Purchaser a certificate from the Secretary or an Assistant Secretary of the Company certifying the incumbency of officers of the Company executing this Agreement, the Notes and other documents, attaching copies of the Company's by-laws and resolutions authorizing its execution of this Agreement and its issuance of the Notes, and certifying as to such other matters as such Purchaser shall reasonably request.

          3E. PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the Notes and Warrants to be purchased by such Purchaser on the Closing Date on the terms and conditions herein provided (including the use of the proceeds of such Notes and Warrants by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

          3F. PRIVATE PLACEMENT NUMBER. The Company shall have obtained or caused to be obtained private placement numbers for the Notes and the Warrants from the CUSIP Service Bureau of Standard & Poor's.

          3G. COMMITMENT FEE. The Company shall have paid such Purchaser a commitment fee in an amount equal to 3.00% of the principal amount of Notes being purchased by such Purchaser.

          3H. OTHER PURCHASERS. Each of the other Purchasers shall have purchased the Notes and Warrants to be purchased by it in the respective amounts listed on Annex 1 hereto and the Company shall have received payment therefor.

          3I. CLOSING EXPENSES. The Company shall have paid at the closing the statement for fees and disbursements of the special counsel to the Purchasers presented on the Closing Date.

          3J. BANK CONSENT. The Banks shall have delivered to the Purchasers a written consent in respect of the transactions contemplated by this Agreement and the Subsidiary Guaranty.

          3K. PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

          4. PREPAYMENTS AND INTEREST. The Notes shall be subject to required prepayment as set forth in paragraph 4A hereof, optional prepayment at the option of the Company as set forth in paragraph 4B hereof and prepayment at the option of each holder of Notes as provided in paragraph 4E hereof. Interest shall accrue and be payable as set forth in paragraph 4G hereof.

          4A. REQUIRED PREPAYMENTS. Until the Notes shall be paid in full, the Company shall apply to the prepayment of the principal of the Notes, Together with the Early Payment Amount, if any, with respect to such Notes, the sum of the Net Security Issuance Proceeds received by the Company or one of the Restricted Subsidiaries on the third Business Day after each Issuance Transaction giving rise to such Net Cash Proceeds (a "MANDATORY PREPAYMENT DATE"). Such principal amounts of the Notes, together with interest thereon to the prepayment date, and the Early Payment Amount, if any, with respect thereto, shall become due on such Mandatory Prepayment Dates. The remaining unpaid principal amount of the Notes, if any, together with interest accrued thereon, shall become due on the maturity date of the Notes.

          4B. OPTIONAL PREPAYMENT WITH EARLY PAYMENT AMOUNT. The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in multiples of $5,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Early Payment Amount, if any, with respect to each Note being prepaid.

          4C. NOTICE OF PREPAYMENT. The Company shall give the holder of each
Note irrevocable written notice of any prepayment pursuant to paragraph 4A or 4B hereof not less than three Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4A or 4B of this Agreement, as applicable. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Early Payment Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The making of any prepayment of Notes pursuant to the provisions of paragraph 4A or paragraph 4B and the receipt of any funds by any holder of Notes in connection with such prepayment of Notes is subject in all events to the provisions of paragraph 12. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4A or 4B hereof, also call to give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of (and provided a current telephone number for) such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

          4D. PARTIAL PAYMENTS PRO RATA. Upon any partial prepayment of the Notes pursuant to paragraph 4A hereof or paragraph 4B hereof, the principal amount so prepaid shall be allocated to all Notes at the time outstanding (including, for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A hereof or paragraph 4B hereof) in proportion to the respective outstanding principal amounts thereof.

          4E. OBLIGATION TO PURCHASE DURING EXISTENCE OF PUT CONDITION. In the event that

               (i) the Company delivers a written notice (a "WAIVER NOTICE") to the holders of the Notes requesting a waiver (which notice shall set forth detailed information concerning the transaction for which the waiver is requested) of paragraph 6F hereof (a "MERGER PUT CONDITION"), or

               (ii) the Company or any Restricted Subsidiary shall have Transferred Property pursuant to paragraph 6G(i)(d) (without giving effect to the first proviso to paragraph 6G(i) in any period of 12 consecutive calendar months with an aggregate book value equal to or greater than 15% of Consolidated Total Assets or that has contributed 15% or more to Consolidated Operating Income (such book value or such contribution, whichever exceeds the percentage limitation more, herein called the "EXCESS AMOUNT") during such period (an "ASSET TRANSFER PUT Condition"), each holder of Notes shall have the right, by delivery of a written notice (a "PUT NOTICE") within 60 days (the "SECOND PUT CUT-OFF DATE") after (a) receipt of such request in respect of a Merger Put Condition or (b) the later of (1) the expiration of such 12 month period or (2) its receipt of a notice pursuant to paragraph 6G(iii) hereof in respect of an Asset Transfer Put Condition, to require the Company to purchase, and the Company will purchase, the Put Amount (determined as set forth in clause (A) or clause (B) below, as applicable). Promptly, but in any event within two Business Days after its receipt of any Put Notice, the Company shall give written notice thereof to all other holders of Notes, such notice to include the First Put Date and the Second Put Date (as such terms are defined below).

          On the date (the "FIRST PUT DATE") which is 30 days after the date of the first Put Notice delivered to the Company by a holder of Notes (or the first Business Day thereafter if such 30th day shall not be a Business Day), but only if the First Put Date would occur prior to the Second Put Date, the Company shall prepay a principal amount of the Notes equal to the Put Amount to each holder of Notes that has delivered a Put Notice not later than 25 days after such first Put Notice (the "FIRST PUT CUT-OFF DATE"), at 100% of the principal amount thereof, together with interest thereon to such Put Date and the Early Payment Amount, if any, in respect thereof.

          On the date (the "SECOND PUT DATE") which is 5 days after the Second Put Cut-Off Date, the Company shall prepay a principal amount of the Notes equal to the Put Amount to each holder of Notes that has delivered a Put Notice subsequent to the First Put Cut-Off Date and not later than the Second Put Cut-Off Date at 100% of the principal amount thereof, together with interest thereon to such Put Date and the Early Payment Amount, if any, in respect thereof. In addition, on the Second Put Date, the Company shall make a payment to each holder of Notes that delivered a Put Notice on or prior to the First Put Cut-Off Date in an amount equal to (1) the additional principal amount of Notes, plus (2) interest thereon accrued to the Second Put Date and Early Payment Amount in respect thereof determined as of the Second Put Date, that such holder would have received had the Put Amount for the First Put Date been determined by reference to the aggregate principal amount of Notes as to which Put Notices have been delivered as of the Second Put Date, rather than the outstanding principal amount of all Notes.

          As used in this paragraph 4E, "PUT AMOUNT" shall mean,

               (A) in the case of a Merger Put Condition, all or a part of the Notes of the holder delivering the related Put Notice, as specified in such Put Notice, or

               (B) in the case of an Asset Transfer Put Condition, an amount equal to the net proceeds received by the Company which are ratably attributable to the Excess Amount MULTIPLIED BY a fraction, in the case of the First Put Date, the numerator of which is the outstanding principal amount of such holder's Notes (or such lesser amount of Notes as such holder shall have specified in its Put Notice) and the denominator of which is the outstanding principal amount of all Notes and, in the case of the Second Put Date, the numerator of which is the outstanding principal amount of such holder's Notes (or such lesser amount of Notes as such holder shall have specified in its Put Notice) and the denominator of which is the aggregate principal amount of all Notes as to which Put Notices have been delivered in connection with such Asset Transfer Put Condition.

          The making of any payment and the receipt of any funds by the holders of the Notes in connection with any prepayment of the Notes as provided in this paragraph 4E is subject in all events to the provisions of paragraph 12.

          4F. RETIREMENT OF NOTES. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A hereof, paragraph 4B hereof or paragraph 4E hereof or upon acceleration of such final maturity pursuant to paragraph 7A hereof), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. The making of any payment and the receipt of any funds by any holder of Notes in connection with any such prepayment, retirement, purchase or other acquisition of Notes is subject in all events to the provisions of paragraph 12. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D hereof.

          4G. INTEREST PAYMENTS. Interest (computed on the basis of a 360-day year of twelve 30-day months) shall accrue on the unpaid principal balance of the Notes, from the date of each Note, and shall be payable to the holders thereof quarterly on the fourth day of February, May, August and November in each year (each an "INTEREST PAYMENT DATE"), commencing with the Interest Payment Date next succeeding the date of such Note, until the principal thereof shall have become due and payable, at the rate of 11.5% per annum for the period to and including November 4, 1999 and thereafter increasing to a rate of 12.5% per annum on November 4, 1999 and thereafter increasing by an additional 0.50% per annum over the rate theretofore in effect on each of the next five Interest Payment Dates (February 4, May 4, August 4 and November 4, 2000 and February 4,
2001).

          If any of the Notes are outstanding on May 4, 2001, the Company will issue to the holders of the Notes, PRO RATA, a number of additional common stock purchase warrants (the "ADDITIONAL WARRANTS") equal to the product obtained by multiplying 310,000 times a fraction, the denominator of which is 35,000,000 and the numerator of which is the aggregate principal amount of Notes at the time then outstanding. The form of the Additional Warrants will be in substantially the form of Exhibit B hereto with the exception that (i) the Initial Exercise Price will be the average of the Market Price (as defined in Exhibit B) for the 10 Business Days immediately preceding May 4, 2001 and (ii) the Additional Warrants shall reflect all adjustments that would been made thereto if the same had been issued on and been outstanding at all times since the Closing Date hereunder.

          5. AFFIRMATIVE COVENANTS.

          5A. FINANCIAL STATEMENTS. The Company covenants that it will deliver to each Significant Holder in duplicate:

               (i) as soon as practicable and in any event within 50 days, with respect to consolidated statements, or 65 days, with respect to consolidating statements, after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidating and consolidated statements of operations and cash flows of the Company and the Restricted Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidating and consolidated balance sheet of the Company and the Restricted Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holders and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments;

               (ii) as soon as practicable and in any event within 95 days, with respect to consolidated statements, or 105 days, with respect to consolidating statements, after the end of each fiscal year, consolidating and consolidated statements of operations and cash flows and a consolidated statement of stockholders' equity of the Company and the Restricted Subsidiaries for such year, and a consolidating and consolidated balance sheet of the Company and the Restricted Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holders and, as to the consolidated statements, reported on by Cornick, Garber & Sandler, LLP or independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to the scope of the audit and satisfactory in substance to the Required Holders and, as to the consolidating statements, certified by an authorized financial officer of the Company;

               (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all financial statements and reports which it files with or makes to the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

               (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim of special audit made by them of the books of the Company or any Subsidiary, PROVIDED that audits conducted with respect to foreign Subsidiaries to satisfy statutory requirements need not be delivered unless requested by any Significant Holder; and

with reasonable promptness, such other financial data as such Significant Holder may reasonably request.

The consolidating financial statements required by clause (i) and clause (ii) above shall include the separate financial position of each direct Subsidiary of the Company (each, a "FIRST TIER SUBSIDIARY"). The financial statements of each First Tier Subsidiary, however, may reflect the consolidated position of such First Tier Subsidiary and its direct and indirect Subsidiaries.

          Together with each delivery of consolidating financial statements required by clause (i) and clause (ii) above, the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and the Restricted Subsidiaries with the provisions of paragraph 6A through paragraph 6I, inclusive, and paragraph 6M, and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of consolidated financial statements required by clause (ii) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. The Company also covenants that immediately after any Responsible Officer obtains knowledge of any Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

          5B. INFORMATION REQUIRED BY RULE 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

          5C. INSPECTION OF PROPERTY. The Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and the Subsidiaries, to inspect the corporate books and financial records of the Company and the Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request.

          5D. OTHER INFORMATION. The Company covenants that it will deliver to each Significant Holder:

               (i) ERISA --

                    (a) within 30 days of becoming aware of the occurrence of
               any "reportable event" (as such term is defined in section 4043 of ERISA) for which notice thereof has not been waived pursuant to regulations of the Department of Labor, or "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the Code) in connection with any Pension Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and

                    (b) prompt written notice of and, where applicable, a
               description of

                              (1) any notice from the PBGC in respect of the
                    commencement of any proceedings pursuant to section 4042 of ERISA to terminate any Pension Plan or for the appointment of a trustee to administer any Pension Plan, and any distress termination notice delivered to the PBGC under section 4041 of ERISA in respect of any Pension Plan, and any determination of the PBGC in respect thereof,

                              (2) the placement of any Multiemployer Plan in
                    reorganization status under Title IV of ERISA, any Multiemployer Plan becoming "insolvent" (as such term is defined in section 4245 of ERISA) under Title IV of ERISA, or the whole or partial withdrawal of the Company or any ERISA Affiliate from any Multiemployer Plan and the withdrawal liability incurred in connection therewith, or

                              (3) the occurrence of any event, transaction or
                    condition that could result in the incurrence of any liability of the Company or any ERISA Affiliate or the imposition of a Lien on the Property of the Company or any ERISA Affiliate, in either case pursuant to Title I or Title IV of ERISA or pursuant to the penalty or excise tax or security provisions of the Code;

               (ii) ACTIONS, PROCEEDINGS -- promptly after the commencement of any action or proceeding, of which the Company is aware, relating to the Company or any Restricted Subsidiary in any court or before any governmental authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, is reasonably likely to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and the Restricted Subsidiaries taken as a whole, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto; and

               (iii) CERTAIN ENVIRONMENTAL MATTERS -- prompt written notice of and a description of any event or circumstance that, had such event or circumstance occurred or existed prior to the Closing Date, would have been required to be disclosed as an exception to any statement set forth in paragraph 8L hereof and a description of the action that the Company is taking or proposes to take with respect thereto.

          5E. PAYMENT OF TAXES AND CLAIMS. The Company covenants that it will, and will cause each Restricted Subsidiary to, pay before they become delinquent

               (i) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and

               (ii) all claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords and other like Persons that, if unpaid, might result in the creation of a Lien upon its Property,

PROVIDED, that items of the foregoing description need not be paid so long as such items are being actively contested in good faith and by appropriate proceedings and reasonable book reserves have been established and maintained with respect thereto.

          5F. MAINTENANCE OF PROPERTIES; CORPORATE EXISTENCE; ETC. The Company covenants that it will, and will cause each Restricted Subsidiary to:

               (i) PROPERTY -- maintain its Property in good condition, ordinary wear and tear and obsolescence excepted, and make all necessary renewals, replacements, additions, betterments and improvements thereto;

               (ii) INSURANCE -- maintain, with financially sound and reputable insurers, insurance with respect to its Property and business, against such casualties and contingencies, of such types and in such amounts as is customary in the case of Persons of established reputations engaged in the same or a similar business and similarly situated;

               (iii) FINANCIAL RECORDS -- keep proper books of record and account, in which full and correct entries shall be made of all dealings and transactions of or in relation to the Properties and business thereof, and that will permit the production of financial statements in accordance with GAAP;

               (iv) EXISTENCE AND RIGHTS -- do or cause to be done all things necessary to preserve and keep in full force and effect its partnership or corporate existence, rights and franchises, except as permitted by paragraph 6G hereof; and

               (v) COMPLIANCE WITH LAW -- comply with all laws, ordinances and governmental rules and regulations to which it is subject (including, without limitation, any environmental protection law) and obtain all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its Properties and the conduct of its business except for such violations and failures to obtain that, in the aggregate, could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and the Restricted Subsidiaries taken as a whole.

          6. NEGATIVE COVENANTS.

          6A. LINE OF BUSINESS. The Company will not, and will not permit any Restricted Subsidiary to, engage in any material business if, as a result thereof, the business and operations of the Company and its Restricted Subsidiaries would not be in or directly related to the consumer electronics industry or activities that are ancillary, incidental or necessary to such business, PROVIDED that the Company and the Restricted Subsidiaries may acquire businesses that have operations unrelated to the consumer electronics industry if, with respect to each such acquisition, (i) the assets in respect of such unrelated operations (the "UNRELATED ASSETS") constitute less than 50% of consolidated total assets of any such business and contribute less than 50% to consolidated operating income of any such business and (ii) the Investment in such Unrelated Assets shall be permitted by the provisions of paragraph 6e hereof.

          6B. DEBT.

               (i) TOTAL DEBT. The Company will not permit Consolidated Debt at any time to exceed the lesser of

                    (a) 75% of Consolidated Total Capitalization; and

                    (b) 575% of Consolidated EBITDA for the period of the four consecutive complete fiscal quarters of the Company then most recently ended.

               (ii) SENIOR DEBT. The Company will not permit Consolidated Senior Indebtedness at any time to exceed the lesser of

                    (a) 65% of Consolidated Total Capitalization; and

                    (b) 500% of Consolidated EBITDA for the period of the four consecutive complete fiscal quarters of the Company then most recently ended for any such period ending on or prior to September 30, 1999 and 450% of Consolidated EBITDA for the period of the four consecutive complete fiscal quarters of the Company then most recently ended for any such period ending after September 30, 1999.

               (iii). PRIORITY DEBT. The Company will not permit Priority Debt at any time to exceed 20% of Consolidated Tangible Net Worth.

          6C. INTEREST EXPENSE COVERAGE. The Company will not permit the ratio of

               (i) Consolidated Adjusted Cash Flow for any period of four consecutive complete fiscal quarters of the Company to

               (ii) Consolidated Interest Expense for such period

to be less than 2.00 to 1.00.

          6D. NET WORTH. The Company will not at any time permit Consolidated Tangible Net Worth to be less than the sum of

               (i) $85,000,000, PLUS

               (ii) the sum of the Annual Net Worth Increase Amounts for all fiscal years ended after December 31, 1998, PLUS

               (iii) the amount of Net Cash Proceeds received by the Company at such time from the issuance of Capital Stock of the Company in connection with its first public offering of Capital Stock of the Company subsequent to the date of this Agreement to Persons other than Affiliates, employees or consultants of the Company or any of the Restricted Subsidiaries, PLUS

               (iv) the remainder (but not less than zero) of

                    (a) the aggregate amount of Net Cash Proceeds from all
               issuances of Capital Stock of the Company completed at such time other than, and subsequent to, the issuance of Capital Stock referred to in the preceding clause (iii), MINUS

                    (b) the portion of such Net Cash Proceeds used by the
               Company or any Restricted Subsidiary to acquire Intangible Assets at or prior to such time (PROVIDED, that in any case where the Company or any Restricted Subsidiary shall utilize any such Net Cash Proceeds to finance the acquistion of any Person or business, the portion of such Net Cash Proceeds used by the Company or such Restricted Subsidiary to acquire Intangible Assets shall be deemed to be equal to the amount, if any, of the increase in Consolidated Intangible Assets directly resulting from such acquisition).

As used in this paragraph 6D:

          "ANNUAL NET WORTH INCREASE AMOUNT" means, for any fiscal year of the Company ended after December 31, 1998, the greater of (a) 50% of Consolidated Net Income for such fiscal year and (b) $0.

          "CONSOLIDATED INTANGIBLE ASSETS" means, at any time, the net book value of all Intangible Assets of the Company and its Restricted Subsidiaries, as such net book value would be reflected on a balance sheet of the Company prepared at such time on a consolidated basis in accordance with GAAP.

          "NET CASH PROCEEDS" means, in connection with any issuance or sale of Capital Stock (other than the issuance or sale of Capital Stock pursuant to the exercise of stock options issued to employees or consultants of the Company or any of the Restricted Subsidiaries) or debt securities or instruments, the cash proceeds received from such issuance, net of attorney's fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

          6E. RESTRICTED INVESTMENTS AND RESTRICTED PAYMENTS. The Company will not, and will not permit any Restricted Subsidiary to, make any Basket Investment, or declare, make, set apart any funds or other Property for, or incur any liability to make, any Restricted Payment unless:

               (i) immediately after, and after giving effect to such Basket Investment or such Restricted Payment, the aggregate amount of all Basket Investments outstanding at such time PLUS all Restricted Payments declared or made on or after the 1997 Closing Date would not exceed the sum of

                    (a) $5,000,000, PLUS

                    (b) 50% (or minus 100% in the case of a loss) of
               Consolidated Net Income for the period commencing on January 1, 1997 and ending on and including the last day of the fiscal quarter of the Company most recently ended as of the date such Basket Investment is made or such Restricted Payment is declared or made; and

               (ii) immediately before, and after giving effect to, such Basket Investment or such Restricted Payment and any concurrent transactions, no Default or Event of Default exists or would exist.

          6F. MERGERS AND CONSOLIDATIONS. The Company will not, and will not permit any Restricted Subsidiary to, merge or consolidate with or into any other Person, or convey, transfer, spin-off or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, except that:

               (i) any such Restricted Subsidiary may merge or consolidate with or into, or convey, transfer or spin-off all or substantially all of its assets to, the Company (provided that the Company is the continuing or surviving corporation), another Restricted Subsidiary or any Person that concurrently with such merger, consolidation, conveyance, transfer or spin-off becomes a Restricted Subsidiary, and

               (ii) the Company may merge or consolidate with or into, or convey, transfer or spin-off all or substantially all of its assets to, another corporation, PROVIDED that

                    (a) the successor formed by such consolidation or the
               survivor of such merger or the Person that acquires by conveyance, transfer or spin-off all or substantially all of the assets of the Company as an entirety, as the case may be (the "SUCCESSOR CORPORATION"), shall be a solvent corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia,

                    (b) if the Company is not the Successor Corporation, the
               Successor Corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders, and the Company shall have caused to be delivered to each holder an opinion, in form and substance satisfactory to the Required Holders, of independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and

                    (c) immediately after, and immediately after giving effect to, such transaction, no Default or Event of Default would exist.

          6G. TRANSFERS OF PROPERTY; SUBSIDIARY STOCK.

               (i) TRANSFERS OF PROPERTY. The Company will not, and will not permit any Restricted Subsidiary to, sell, lease as lessor, transfer or otherwise dispose of any Restricted Subsidiary Stock, except pursuant to clause (ii) of this paragraph 6G, or any other Property (collectively, "TRANSFERS") except for:

                    (a) any Transfer made in compliance with paragraph 6E hereof or any Transfer of Unrelated Assets;

                    (b) Transfers of inventory, payments to vendors and
               suppliers, payments of compensation (including, without limitation, salaries, bonuses, options, insurance, benefits, payments pursuant to employment agreements and other perquisites), and other similar payments, in each case in the ordinary course of business of the Company or such Restricted Subsidiary;

                    (c) any Transfer of Property by a Restricted Subsidiary to
               the Company or any other Restricted Subsidiary;

                    (d) any other Transfer at any time of any Property to a
               Person, other than an Affiliate (whether effected in a single transaction or in a series of related transactions) not otherwise permitted under clauses (a) through (c), inclusive, of this paragraph 6G(i) (for purposes of this clause (d), a "CURRENT TRANSFER"), if each of the following conditions would be satisfied with respect to such Transfer:

                         (1) the consideration received in respect of such
                    current Transfer is an amount not less than that reasonably obtainable in a comparable arm's-length transaction or series of transactions with a Person that is not an Affiliate of the Company or any Subsidiary, with neither the seller nor the buyer being under any compulsion to sell or buy, respectively,

                         (2) immediately after giving effect to such current
                    Transfer, no Default or Event of Default would exist,

                         (3) the sum of

                                        (A) the net book value of the Property
                              that is the subject of such current Transfer, PLUS

                                        (B) the aggregate net book value of all
                              other items of Property of the Company and the Restricted Subsidiaries that were the subject of prior Transfers under this clause (d) consummated during the period beginning on the first day of the four consecutive complete fiscal quarters of the Company then most recently ended and ending immediately prior to the time of such current Transfer, would not exceed 20% of Consolidated
                              Total Assets, determined as at the beginning of such period, and

                         (4) the sum of

                                        (A) the contribution (expressed as a
                              percentage and exclusive of losses) to
                              Consolidated Operating Income of such Property, plus

                                        (B) the contribution (expressed as a
                              percentage and exclusive of losses) to
                              Consolidated Operating Income of all other items of Property of the Company and the Restricted Subsidiaries that were the subject of prior Transfers under this clause (d) consummated during the period beginning on the first day of the four consecutive complete fiscal quarters of the Company then most recently ended and ending immediately prior to the time of such current Transfer, would not exceed 20% of Consolidated
                              Operating Income for the four consecutive complete fiscal quarters of the Company then most recently ended;

                              PROVIDED that the net book value or the
                              contribution to Consolidated Operating Income of any item of Property shall be excluded for purposes of clause (3) and clause (4) of this paragraph 6G(i)(d) if, prior to consummation of any Transfer, the Company gives written notice (a "REINVESTMENT NOTICE") to all holders of Notes that, within 12 months after such Transfer, the entire proceeds of such Transfer, net of ordinary and reasonable transaction costs and expenses incurred in connection with such Transfer, will be applied by the Company or such Restricted Subsidiary to the purchase of Capital Assets of the Company or any Restricted Subsidiary to be used in the business of the Company, as described in paragraph 6A hereof; PROVIDED further that such exclusions only apply to the extent that the aggregate net book value of all Property so excluded at any one time shall not exceed 25% of Consolidated Tangible Net Worth and the sum of the contributions to Consolidated Operating Income (expressed as a percentage, with each such contribution being determined as of the date of Transfer of the Property generating such contribution) of all Property so excluded at any one time shall not exceed 25%.

                  If the Company shall fail to apply the proceeds of any Transfer in accordance with a Reinvestment Notice given in respect thereof, such failure shall constitute an Event of Default.

          (ii) TRANSFERS OF SUBSIDIARY STOCK. The Company will not, and will not permit any Restricted Subsidiary to, Transfer any shares of the stock (or any warrants, rights or options to purchase stock or other Securities exchangeable for or convertible into stock) of a Restricted Subsidiary (such stock, warrants, rights, options and other Securities herein called "RESTRICTED SUBSIDIARY STOCK"), nor will any Restricted Subsidiary issue, sell or otherwise dispose of any shares of its own Restricted Subsidiary Stock, PROVIDED that the foregoing restrictions do not apply to:

               (a) the issuance by a Restricted Subsidiary of shares of its own Restricted Subsidiary Stock to the Company or another Restricted Subsidiary;

               (b) Transfers by the Company or a Restricted Subsidiary of shares of Restricted Subsidiary Stock to the Company or another Restricted Subsidiary;

               (c) the issuance by a Restricted Subsidiary of directors' qualifying shares or shares to holders (who hold for the benefit of the Company or a Restricted Subsidiary) to meet statutory requirements for domestic holdings or minimum numbers of stockholders;

               (d) the Transfer of all of the Restricted Subsidiary Stock of a Restricted Subsidiary owned by the Company and the other Restricted Subsidiaries if:

                         (1) such Transfer satisfies the requirement of
                    paragraph 6G(i)(d) hereof (for purposes of such paragraph, the net book value of such Restricted Subsidiary Stock being deemed to be the aggregate net book value of all assets of such Restricted Subsidiary);

                         (2) in connection with such Transfer, the entire
                    investment (whether represented by stock, Debt, claims or otherwise) of the Company and the other Restricted Subsidiaries in such Restricted Subsidiary is Transferred to a Person other than the Company or a Restricted Subsidiary not simultaneously being disposed of;

                         (3) the Restricted Subsidiary being disposed of has no
                    continuing investment in any other Restricted Subsidiary not simultaneously being disposed of or in the Company; and

                         (4) immediately before and after the consummation of
                    such Transfer, and after giving effect thereto, no Default or Event of Default would exist;

                    (e) Transfers of Unrelated Assets consisting of Restricted
               Subsidiary Stock if the requirements set forth in subclauses (2),
               (3) and (4) of the foregoing clause (d) have been satisfied; and

                    (f) Transfers by the Company or a Restricted Subsidiary of
               shares of Restricted Subsidiary Stock of any PRC/HK Subsidiaries in accordance with the provisions of paragraph 6M of the 1998 Senior Note Agreement.

               (iii) NOTICES WITH RESPECT TO TRANSFERS. The Company shall give written notice to each holder of Notes at least ten days prior to the consummation of any Transfer that would give rise to a potential prepayment obligation under paragraph 4E hereof specifying:

                    (a) the anticipated consummation date of the related
               Transfer; and

                    (b) an estimate of the net proceeds to be received for the
               Property subject to such Transfer.

          6H. LIENS. The Company will not, and it will not permit any Restricted Subsidiary to, create, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

               (i) Liens outstanding on the 1997 Closing Date and listed in Part 6H(i) of Annex 3 hereto and Liens securing Senior Debt;

               (ii) Liens incurred or deposits made in the ordinary course of business,

                    (a) in connection with workers' compensation, unemployment insurance, social security and other like laws,

                    (b) to secure the performance of letters of credit, bids,
               tenders, sales contracts, surety and performance bonds (of a type other than set forth in clause (iv) of this paragraph 6H) and other ordinary course obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property, and

                    (c) in respect of statutory obligations or claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, PROVIDED that the obligations secured by such Liens shall not be in default and the title of the Company or the Restricted Subsidiary, as the case may be, to, and its right to use, the Property subject to such Lien, is not materially adversely affected thereby;

               (iii) Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings;

               (iv) Liens, arising in connection with court proceedings,

                    (a) in the nature of attachments, remedies and judgments,
               PROVIDED that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings, and

                    (b) securing appeal bonds, supersede as bonds and other
               similar Liens arising in connection with court proceedings (including, without limitation, surety bonds and letters of credit) or any other instrument serving a similar purpose,

               PROVIDED that the aggregate amount so secured pursuant to this clause (iv) shall not at any time exceed
               $2,500,000;

               (v) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions and other similar title exceptions or encumbrances affecting real property, PROVIDED they do not in the aggregate materially detract from the value of such real property or materially interfere with their use in the ordinary conduct of the owning Person's business;

               (vi) any Lien on Property that is acquired or constructed by the Company or any Restricted Subsidiary that secures Debt incurred by the owner of such Property to pay for all or a portion of the related purchase price or construction costs of such Property, PROVIDED that

                    (a) such Lien shall not extend to or cover any Property
               other than Property acquired or constructed after the 1997 Closing Date with the proceeds of the Debt secured thereby and shall not secure Debt other than such Debt,

                    (b) such Lien shall be created within 12 months after the
               acquisition or substantial completion of such Property, and

                    (c) such Lien shall secure Debt in an amount not exceeding
               100% of the lesser of (1) the cost of acquisition or construction of the Property to which such Debt relates and (2) the Fair Market Value of the Property to which such Debt relates, determined as of the time of the incurrence of such Debt; and

               (vii) Liens securing Debt other than those Liens permitted by clause (i) through clause (vi) of this paragraph 6H, but only

                    (a) to the extent that Priority Debt would not exceed 20% of
               Consolidated Tangible Net Worth, and

                    (b) if, immediately before, and after giving effect to, such
               Liens and any concurrent transactions, no Default or Event of Default exists or would exist.

          6I. PERMITTED INVESTMENTS. The Company will not, nor will it permit any of its Restricted Subsidiaries to, make any Investment other than a Permitted Investment or a Basket Investment.

          6J. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Restricted Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the business of the Company or such Restricted Subsidiary and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

          6K. DESIGNATION OF SUBSIDIARIES. Each Person which shall become a Subsidiary for the first time after the Closing Date shall be a Restricted Subsidiary unless, within 30 days after such Person shall first have become a Subsidiary, the Company shall give written notice to all holders of the Notes stating that such Person shall be an Unrestricted Subsidiary. Any Person so designated as an Unrestricted Subsidiary may not thereafter be redesignated as a Restricted Subsidiary without the approval of the Required Holders.

          6L. SUBSIDIARY GUARANTY. If any of the Notes remain outstanding on November 3, 1999 (the "Guaranty Date"), the Company will (A) cause each Subsidiary which is a party to the Subsidiary Guaranty as defined in the 1998 Senior Note Agreement (the "Senior Note Guaranty") to execute and deliver in favor of the holders of the Notes a guaranty (the "Subsidiary Guaranty") substantially in the same form and to the same effect as the Senior Note Guaranty with such changes therein as shall be necessary (x) to reflect the fact that the beneficiaries thereof are the holders of the Notes and that the obligations guaranteed thereby are those arising under the Notes and this Agreement rather than under the 1998 Senior Note Agreement and the Company's senior promissory notes issued thereunder and (y) to provide that the respective obligations of each such Subsidiary thereunder shall be subordinate and junior to such Subsidiary's obligations in respect of Senior Debt (as defined in paragraph 12) to the same extent as the Company's obligations in respect of the Notes are subordinate and junior to Senior Debt as provided in paragraph 12, and
(B) provide to the holders of the Notes favorable opinions of counsel with respect to the Subsidiary Guaranty substantially to the same effect as the opinions of counsel delivered in respect of the Senior Note Guaranty as provided in the 1998 Senior Note Agreement. The Company will cause each Subsidiary that, after the Guaranty Date, executes a guaranty of obligations outstanding under the Bank Credit Agreement, to execute and deliver to each holder of Notes, simultaneously with its execution and delivery of any such guaranty of obligations under the Bank Credit Agreement, a copy of the Joinder Agreement in the form to be attached to the Subsidiary Guaranty as Annex 2, duly executed by such Subsidiary. If the dissolution process with respect to any Inactive Subsidiary shall be abandoned or otherwise cease, the Company shall promptly, but in any event within not less than fifteen (15) days after such abandonment or cessation, cause such Inactive Subsidiary to execute and deliver to each holder of Notes a copy of the Joinder Agreement in the form to be attached to the Subsidiary Guaranty as Annex 2, duly executed by such Inactive Subsidiary.

          6M. PRC/HK SUBSIDIARIES.

               (i) PRC SUBSIDIARIES. The Company will not permit Combined Adjusted PRC Assets, determined as of the last day of any fiscal quarter, to be greater than an amount equal to 20% of Consolidated Tangible Net Worth determined as of such day.

               (ii) PRC/HK SUBSIDIARIES. The Company will not permit Combined Adjusted PRC/HK Assets, determined as of the last day of any fiscal quarter, to be greater than an amount equal to 40% of Consolidated Tangible Net Worth determined as of such day.

           As used in this paragraph 6N:

          "COMBINED ADJUSTED PRC ASSETS" means the aggregate value of the assets (net of reserves) of the PRC Subsidiaries, determined on a combined basis (but not including intercompany receivables due to any PRC Subsidiary from the Company or any Subsidiary that is a party to the Subsidiary Guaranty or, prior to the Guaranty Date, would be such a party were the Guaranty Date to have already occurred), as reported in the consolidating financial statements referred to in clauses (i) and (ii) of paragraph 5A hereof.

          "COMBINED ADJUSTED PRC/HK ASSETS" means the aggregate value of the assets (net of reserves) of the PRC/HK Subsidiaries, determined on a consolidated basis (but not including intercompany receivables due to any PRC/HK Subsidiary from the Company or any Subsidiary (other than a PRC/HK Subsidiary) that is a party to the Subsidiary Guaranty or, prior to the Guaranty Date, would be such a party were the Guaranty Date to have already occurred), as reported in the consolidating financial statements referred to in clauses (i) and (ii) of paragraph 5A hereof.

          7. EVENTS OF DEFAULT.

          7A. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

               (i) the Company defaults in the payment of any principal of or Early Payment Amount payable with respect to any Note for more than five days after the date when the same shall become due, either by the terms thereof or otherwise as herein provided; or

               (ii) the Company defaults in the payment of any interest on any Note for more than 15 days after the date due; or

               (iii) the Company fails to perform or observe any agreement contained in paragraph 6 hereof (other than any default caused by the incurrence of Debt by a Subsidiary in an amount less than $5,000,000, PROVIDED that such default is remedied within 15 days after such incurrence); or

               (iv) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 60 days after any Responsible Officer obtains actual knowledge thereof, or

               (v) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

               (vi) (a) the Company or any Restricted Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for Property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace (not to exceed 30 days) provided with respect thereto (any such default, a "PAYMENT DEFAULT"), or (b) the Company or any Restricted Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or as a consequence of such failure or other event the holder or holders of such obligation (or a trustee on behalf of such holder or holders) shall cause, such obligation to become due (or to be repurchased by the Company or any Restricted Subsidiary) prior to any stated maturity (any such accelerated maturity or repurchase obligation being herein called an "ACCELERATED PAYMENT"); PROVIDED that the aggregate principal amount of all such Payment Defaults and Accelerated Payments exceeds $15,000,000; or

               (vii) the Company or any Restricted Subsidiary (other than a Minor Subsidiary) makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

               (viii) any decree or order for relief in respect of the Company or any Restricted Subsidiary (other than a Minor Subsidiary) is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (the "BANKRUPTCY LAW"), of any jurisdiction; or

               (ix) the Company or any Restricted Subsidiary (other than a Minor Subsidiary) petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Restricted Subsidiary (other than a Minor Subsidiary), or of the majority of the assets of the Company or any Restricted Subsidiary (other than a Minor Subsidiary), or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Restricted Subsidiary) relating to the Company or any Restricted Subsidiary (other than a Minor Subsidiary) under the Bankruptcy Law of any other jurisdiction; or

               (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Restricted Subsidiary (other than a Minor Subsidiary) and the Company or such Restricted Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

               (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company or any Restricted Subsidiary (other than a Minor Subsidiary) and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

               (xii) any order, judgment or decree is entered in any proceedings against the Company or any Restricted Subsidiary (other than a Minor Subsidiary) decreeing a splitup of the Company or such Restricted Subsidiary which requires the divestiture of assets representing a material part, or the divestiture of the stock of a Restricted Subsidiary whose assets represent a material part, of the consolidated assets of the Company and the Restricted Subsidiaries (determined in accordance with GAAP) or which requires the divestiture of assets, or stock of a Restricted Subsidiary, which shall have contributed a material part of the consolidated net income of the Company and the Restricted Subsidiaries (determined in accordance with GAAP) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

               (xiii) after the Guaranty Date (a)the Subsidiary Guaranty shall cease to be in full force and effect or shall be declared by a court or governmental authority of competent jurisdiction to be void, voidable or unenforceable against any Subsidiary (other than a Minor Subsidiary), (b)the validity or enforceability of the Subsidiary Guaranty against any Subsidiary shall be contested by such Subsidiary, the Company or any Affiliate, or (c) any Subsidiary, the Company or any Affiliate shall deny that such Subsidiary has any further liability or obligation under the Subsidiary Guaranty; or

               (xiv) a final judgment in an amount in excess of $10,000,000 is rendered against the Company or any Restricted Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged;

               (xv) the Company or any ERISA Affiliate, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding $10,000,000; or

               (xvi) (a) any natural person other than Robert L. Borchardt, his estate, any trust established by him or his heirs, or any Person or "group" (within the meaning of section 13(d) or section 14(d) of the Exchange Act) not controlled by Robert L. Borchardt, his estate, any trust established by him or his heirs (other than any holder of shares of any outstanding class of the capital stock of the Company that shall have been designated as a "permitted holder" in a resolution duly adopted by the board of directors of the Company and that shall have been approved in writing by the Required Holders)

                         (1) shall have acquired beneficial ownership of 20% or
                    more of any outstanding class of Voting Stock of the Company or

                         (2) shall obtain the power (whether or not exercised)
                    to elect a majority of the Company's directors or

                    (b) the board of directors of the Company shall not consist of a majority of continuing directors (for purposes of this clause (b), "CONTINUING DIRECTORS" shall mean the members of the board of directors of the Company on the Closing Date and each other director nominated for election to the board of directors of the Company by a majority of the then continuing directors);

 then

               (a) if such event is an Event of Default specified in clause
          (viii), clause (ix) or clause (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable, together with interest accrued thereon, and together with the Early Payment Amount with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company; and

               (b) if such Event of Default is any other Event of Default, the Required Holders may at their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Early Payment Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

The making of any payment and the receipt of any funds by any holder of Notes in connection with any acceleration of Notes as provided in this paragraph 7A is subject in all events to the provisions of paragraph 12

          7B. RESCISSION OF ACCELERATION. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A(b), the Required Holders may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Early Payment Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Early Payment Amount at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C hereof, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

          7C. NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A hereof or any such declaration shall be rescinded and annulled pursuant to paragraph 7B hereof, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

          7D. OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

          8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as of the date hereof as follows:

          8A. ORGANIZATION; SUBSIDIARIES AND AFFILIATES.

               (i) ORGANIZATION; AUTHORITY; ENFORCEABILITY. The Company is a corporation duly organized and existing in good standing under the laws of the State of New York and each Subsidiary is duly organized and existing in good standing under the laws of the jurIisdiction in which it is incorporated. The execution, delivery and performance of this Agreement, the Notes, the Warrants and the Registration Rights Agreement are within the Company's corporate authority and have been duly authorized by proper corporate proceedings. This Agreement has been, and each of the Notes, the Warrants and the Registration Rights Agreement will be, duly executed and delivered by the Company. This Agreement constitutes, and the Notes, the Warrants and the Registration Rights Agreement when duly executed and delivered by the Company in accordance with this Agreement will constitute, legal, valid and binding obligations of the Company, each enforceable in accordance with its terms except as the enforceability thereof may be limited (x) by general principles of equity and conflicts of laws or
          (y) by bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement, of creditors' or security holders' rights.

               (ii) OWNERSHIP OF SUBSIDIARIES. Part 8A(ii) of Annex 3 hereto states the name of each of the Subsidiaries, its jurisdiction of organization and the percentage of its Voting Stock beneficially owned by the Company and each other Subsidiary.

               (iii) AFFILIATES. Part 8A(iii) of Annex 3 hereto sets forth the name of each Affiliate and the nature of the affiliation of such Affiliate.

               (iv) TITLE TO SHARES. Each of the Company and the Subsidiaries has good title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and nonassessable.

               (v) SUBSIDIARY GUARANTORS. All Subsidiaries, other than Inactive Subsidiaries, that have guaranteed the Company's obligations under the Bank Credit Agreement will be parties to any Subsidiary Guaranty (each a "Guarantor"). Each of the Inactive Subsidiaries is in the process of being dissolved. None of the Excluded Subsidiaries has guaranteed the obligations outstanding under the Bank Credit Agreement. The execution, delivery and performance of the Subsidiary Guaranty are within each Guarantor's corporate authority and have been duly authorized by proper corporate proceedings. The Subsidiary Guaranty will be duly executed and delivered by each Guarantor. The Subsidiary Guaranty when duly executed and delivered by a Guarantor in accordance with this Agreement will constitute, legal, valid and binding obligations of such Guarantor enforceable in accordance with its terms except as the enforceability thereof may be limited (x) by general principles of equity and conflicts of laws or (y) by bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement, of creditors' rights.

          8B. FINANCIAL STATEMENTS. The Company has furnished the Purchaser with the following financial statements, identified by a principal financial officer of the Company: (i) a consolidated balance sheet of the Company and the Subsidiaries as at December 31 in each of the years 1995, 1996 and 1997, and consolidated statements of operations, stockholders' equity and cash flows of the Company and the Subsidiaries for each such year, all reported on by Cornick, Garber & Sandler, LLP; and (ii) a consolidated balance sheet of the Company and the Subsidiaries as at September 30, 1998 and September 30, 1997 and consolidated statements of operations and cash flows for the nine-month period ended on each such date, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and the Subsidiaries required to be shown in accordance with GAAP. The balance sheets fairly present the financial condition of the Company and the Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and the Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, condition (financial or otherwise) or operations of the Company and the Subsidiaries taken as a whole since December 31, 1997.

          8C. ACTIONS PENDING. Except as set forth in Part 8C of Annex 3 hereto, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries, or any Properties of the Company or any of the Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, condition (financial or otherwise) or operations of the Company and the Subsidiaries taken as a whole.

          8D. OUTSTANDING DEBT. Consolidated Debt outstanding on December 31, 1998 is set forth in Part 8D of Annex 3 hereto. There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto

          8E. TITLE TO PROPERTIES. Each of the Company and the Subsidiaries has good and indefeasible title to its respective real Property (other than Property which it leases) and good title to all of its other respective Property (other than Property which it leases), including the Property reflected in the balance sheet as at December 31, 1997 referred to in paragraph 8B hereof (other than Property disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6H hereof. All leases necessary in any material respect for the conduct of the respective businesses of the Company and the Subsidiaries are valid and subsisting and are in full force and effect.

          8F. TAXES. Each of the Company and the Subsidiaries has filed all federal, state and other income tax returns which, to the knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

          8G. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Company nor any of the Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, Property or financial condition. Neither the execution nor delivery of this Agreement, the Notes, the Warrants or the Registration Rights Agreement nor the offering, issuance and sale of the Notes or Warrants, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes, the Warrants (including the issuance of Common Stock of the Company upon exercise thereof) and the Registration Rights Agreement will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the Property of the Company or any of the Subsidiaries pursuant to, the charter or by-laws of the Company or any of the Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of the Subsidiaries is subject. Neither the Company nor any of the Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Part 8G of Annex 3 hereto.

          8H. OFFERING OF NOTES AND WARRANTS. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or Warrants or any similar Security of the Company for sale to, or solicited any offers to buy the Notes or Warrants or any similar Security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than the Purchaser, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes or Warrants to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

          8I. USE OF PROCEEDS. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System ("MARGIN STOCK"). The proceeds of sale of the Notes will be used to repay the Debt set forth in Part 8I of Annex 3 hereto and for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Debt which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation U, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

          8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and the Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and the Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the Purchaser's representation in paragraph 9B hereof.

          8K. GOVERNMENTAL CONSENT. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes or Warrants is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Closing Date with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or Warrants or fulfillment of or compliance with the terms and provisions hereof or of the Notes, the Warrants (including the issuance of Common Stock of the Company upon exercise thereof) or the Registration Rights Agreement.

          8L. ENVIRONMENTAL COMPLIANCE. The Company and the Subsidiaries and all of their respective Properties and facilities have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and the Subsidiaries taken as a whole.

          8M. DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished to the Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of the Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, Property or financial condition of the Company or any of the Subsidiaries and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to the Purchaser by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

          8N. YEAR 2000. The Company has reviewed the areas within its business and operations (and that of its Subsidiaries) which could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications, as well as embedded microchips in non- computing devices used by the Company and its Subsidiaries may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date after December 31,
1999). The Company has developed or is developing programs to address its "Year 2000 Problem" on a timely basis. Based on such review and program and on current information available to it, the Company believes that its "Year 2000 Problem" will not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

          9 REPRESENTATIONS OF THE PURCHASER.

          9A. NATURE OF PURCHASE. Each Purchaser represents as of the Closing Date that such Purchaser is an accredited investor (as defined in the Securities
Act) and is not acquiring the Notes or Warrants to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof (or the common stock of the Company issuable upon exercise of the Warrants) within the meaning of the Securities Act, PROVIDED that the disposition of such Purchaser's Property shall at all times be and remain within its control.

          9B. SOURCE OF FUNDS. The Purchaser represents as of the Closing Date:

               (i) if it is acquiring the Notes and Warrants for its own account with funds from or attributable to its general account, and in reliance upon the Company's representations set forth in paragraph 8J, that the amount of the reserves and liabilities for the general account contracts (as defined by the annual statement for life insurance companies as in effect on the date hereof and approved by the National Association of Insurance Commissioners (the "NAIC ANNUAL STATEMENT")) held by or on behalf of any Pension Plan together with the amount of the reserves and liabilities for the general account contracts held by or on behalf of any other Pension Plans maintained by the same employer (or affiliate thereof, as such term is defined in section V of DOL Prohibited Transaction Exemption 95-60 (60 FR 35925, July 12, 1995)) or by the same employee organization (as defined in ERISA) in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with the state of domicile of the insurance company; for purposes of the percentage limitation in this clause (i), the amount of reserves and liabilities for the general account contracts held by or on behalf of a Pension Plan shall be determined before reduction for credits on account of any reinsurance ceded on a coinsurance basis; or

               (ii) if any part of the funds being used by it to purchase the Notes and Warrants shall come from assets of an employee benefit plan (as defined in section 3(3) of ERISA) or a plan (as defined in section 4975(e)(1) of the Code):

                    (a) if such funds are attributable to a separate account (as defined in section 3(17) of ERISA), then

                         (I) all requirements for an exemption under DOL
                    Prohibited Transaction Exemption 90-1 (issued January 29,
                    1990) are met with respect to the use of such funds to purchase the Notes, or

                         (II) the employee benefit plans with an interest in
                    such separate account have been identified in a writing delivered by the Purchaser to the Company;

                    (b) if such funds are attributable to a separate account (as defined in section 3(17) of ERISA) that is maintained solely in connection with fixed contracted obligations of an insurance company, any amounts payable, or credited, to any employee benefit plan having an interest in such account and to any participant or beneficiary of such plan (including an annuitant) are not affected in any manner by the investment performance of the separate account;

                    (c) if such funds are attributable to an investment fund
               managed by a qualified plan asset manager (as such terms are defined in Part V of DOL Prohibited Transaction Exemption 84-14, issued March 13, 1984), all requirements for an exemption under such Exemption are met with respect to the use of such funds to purchase the Notes and Warrants; or

                    (d) such employee benefit plan is excluded from the
               provisions of section 406 of ERISA by virtue of section 4(b) of ERISA; or

               (iii) the source of funds being used by it to purchase the Notes is:

                    (a) a governmental plan (as defined in section 3(32) of
               ERISA);

                    (b) a bank collective investment fund (within the meaning of
               DOL Prohibited Transaction Exemption 91-38, issued July 12,1991), and it has identified in writing to the Company each plan (as defined in section 3(3) of ERISA) or group of related plans that comprises ten percent of the assets of such fund; or

                    (c) one or more plans (as defined in section 3(3) of ERISA), or a separate account (as defined in section 3(17) of ERISA) or a trust fund comprised of one or more plans, each of which has been identified in writing to the Company; or

               (iv) none of the funds being used by such Purchaser to acquire the Notes and Warrants comes from assets of a Pension Plan or an employee benefit plan (as defined in section 3(3) of ERISA) or a plan (as defined in section 4975(e)(1) of the Code).

          10. DEFINITIONS. For the purpose of this Agreement, the terms defined in the introductory sentence and in paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:

          10A. OTHER TERMS.

          "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Restricted Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "AGREEMENT, THIS" shall mean this Agreement as it may from time to time be amended, supplemented, modified or restated.

          "APPLICABLE DEFAULT INTEREST RATE" shall mean, at any time, the greater of

               (i) the rate of interest which is 2.0% in excess of the interest rate then applicable to the Notes or

               (ii) 2.0% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its prime rate.

          "ASSET TRANSFER PUT CONDITION" shall have the meaning assigned to it in paragraph 4E(ii) of this Agreement.

          "BANK" shall mean the banks that are parties to the Bank Credit Agreement from time to time.

          "BANK CREDIT AGREEMENT" shall mean the Second Amended and Restated Credit Agreement, dated as of June 18, 1998, among the Company, The Chase Manhattan Bank, as administrative agent and as a lender, SunTrust Bank, Central Florida, National Association, Marine Midland Bank, Harris Trust and Savings Bank and First Union National Bank, as may be amended, supplemented or modified from time to time and any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original administrative agent and lenders or another administrative agent or agents or one or more other lenders and whether provided under the original Bank Credit Agreement or one or more other credit or other agreements or indentures but only to the extent that the aggregate principal amount of the Debt incurred thereunder and the undrawn face amount of all letters of credit issued thereunder do not exceed $101,500,000 at any one time outstanding).

          "BANK FINANCING AGREEMENTS" shall mean (i) the term loan agreement dated as of December 29, 1995 between the Company and The Chase Manhattan Bank ("Chase"), relating to an outstanding term loan in a principal amount of not more than $2,799,880, (ii) the mortgage note and mortgage dated as of July 3, 1991 relating to an outstanding mortgage financing provided by Chase to the Company in a principal amount of not more than $1,372,777, (iii) the mortgage note and mortgage dated as of October 4, 1993 relating to an outstanding mortgage financing provided by Chase to the Company in a principal amount of not more than $1,286,777, (iv) the loan agreement dated as of December 20, 1995 between Recoton (Far East) Limited and Chase relating to a credit facility provided by Chase to Recoton (Far East) Limited and guaranteed by the Company in a principal amount of not more than HK$41,000,000 (which at the date of this agreement is not more than US$5,300,000) and (v) all other payment obligations, now existing or hereafter incurred, of the Company to Chase in a principal amount not to exceed $5,000,000, in each case as such agreement, notes and mortgages, obligations and related documents may be amended, supplemented or modified from time to time and any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original administrative agent and lenders or another administrative agent or agents or one or more other lenders and whether provided under the original instruments and agreements or one or more other credit or other agreements or indentures but only to the extent that the aggregate principal amount of the Debt incurred thereunder does not exceed US$10,500,000 plus HK$41,000,000 at any one time outstanding).

          "BANKRUPTCY LAW" shall have the meaning assigned to it in clause
(viii) of paragraph 7A of this Agreement.

          "BASKET INVESTMENT" shall mean any Investment (including, without limitation, any Investment in Unrelated Assets) other than a Permitted Investment.

          "BUSINESS DAY" shall mean a day other than a Saturday, a Sunday or a day on which the national banks located in New York City, New York, are required by law (other than a general banking moratorium or holiday for a period exceeding four consecutive days) to be closed. "CAPITAL ASSETS" shall mean all tangible assets of a Person that at the time of acquisition or construction have an expected economic useful life of more that one year, and would be shown on a balance sheet of the acquiring or constructing Person as an asset.

          "CAPITALIZED LEASE OBLIGATION" SHALL mean any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the Company or any of its Subsidiaries, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP.

          "CAPITAL STOCK" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), and any and all warrants or options to purchase any of the foregoing.

          "CLOSING DATE" shall have the meaning assigned to it in paragraph 2 of this Agreement.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "COMPANY" shall have the meaning assigned to it in the introductory sentence of this Agreement.

          "CONFIDENTIAL INFORMATION" shall have the meaning assigned to it in paragraph 11J of this Agreement.

          "CONSOLIDATED ADJUSTED CASH FLOW" shall mean, for any period, the sum of

          (i) Consolidated Operating Income for such period, PLUS

          (ii) to the extent, and only to the extent, that such amount was deducted in the computation of Consolidated Net Income for such period, the aggregate amount of amortization and depreciation of the Company and the Restricted Subsidiaries during such period, determined on a consolidated basis for such Persons.

          "CONSOLIDATED DEBT" shall mean, at any time, all Debt of the Company and the Restricted Subsidiaries, determined at such time on a consolidated basis for such Persons."

          "CONSOLIDATED EBITDA" shall mean, for any period,

          (i) Consolidated Net Income for such period, PLUS

          (ii) without duplication and only to the extent deducted from revenues in the determination of Consolidated Net Income for such period, the sum of
     (a) income tax expense, (b) interest expense, amortization or writeoffs of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with the issuance of Debt (including the Notes), (c) depreciation and amortization expense and (d) amortization of intangibles (including , but not limited to, goodwill) and organization costs, MINUS

          (iii) only to the extent included in the determination of Consolidated Net Income for such period, the sum of (a) interest income and (b) income tax credits, all determined on a consolidated basis.

          "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, the consolidated interest expense of the Company and the Restricted Subsidiaries for such period (including the interest component of Capitalized Lease Obligations) payable in cash.

          "CONSOLIDATED NET INCOME" shall mean, for any period, net earnings (or loss), after income taxes, of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis for such Persons in accordance with GAAP, but excluding on an after-tax basis:

          (i) any gain or loss during such period resulting from the receipt of any proceeds of any insurance policy, except business interruption insurance;

          (ii) any gains or Permitted Losses arising from any sale, abandonment or other disposition of Capital Assets other than in the ordinary course of business;

          (iii) any gain arising from any re-evaluation or write-up of assets;

          (iv) any gain resulting from the redemption of Debt at a price below the outstanding principal amount of, and accrued interest on, such Debt;

          (v) extraordinary gains or Permitted Losses, gains or Permitted Losses resulting from transactions of a non-recurring, or non-operating, and material nature, and gains or Permitted Losses arising from the discontinuance of operations;

          (vi) net earnings or losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

          (vii) net earnings of any Person (other than a Restricted Subsidiary) in which the Company or any of the Restricted Subsidiaries shall have an ownership interest unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of a cash distribution;

          (viii) any portion of the net earnings of any Restricted Subsidiary that by reason of contract, charter restriction or applicable law is unavailable for payment to the Company;

          (ix) any earnings or losses of any successor to the Company, whether through purchase, merger, consolidation, acquisition of assets or otherwise, for any period prior to the date of acquisition;

          (x) any deferred credit (or the amortization of any deferred credit) arising in connection with the acquisition of any Person acquired by the Company or a Restricted Subsidiary through purchase, merger, consolidation, acquisition of assets or otherwise; and

          (xi) any restoration during such period to income of any contingency reserve, except to the extent that provision for such reserve was made during such period out of income accrued during such period.

         As used in this definition,

         "PERMITTED LOSSES" means, for any period for which Consolidated Net Income is being measured, (a) if aggregate gains for either item (ii) or item (v) exceed aggregate losses for such item during such period, actual aggregate losses for such period or (b) if aggregate losses for either item (ii) or item (v) exceed aggregate gains for such item during such period, the LESSER of (1) that amount by which such aggregate losses exceed such aggregate gains during such period and (2) $2,500,000.

          "CONSOLIDATED NET WORTH" shall mean, at any time, all amounts which would be included under shareholder's equity on a consolidated balance sheet of the Company and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP at such time.

          "CONSOLIDATED OPERATING INCOME" shall mean, for any period, the sum of

               (i) Consolidated Net Income for such period, PLUS

               (ii) to the extent, and only to the extent, that such amount was deducted in the computation of Consolidated Net Income for such period, the aggregate amount of income tax expense and interest expense of the Company and the Restricted Subsidiaries during such period, determined on a consolidated basis for such Persons.

          "CONSOLIDATED SENIOR INDEBTEDNESS" shall mean, at any time, all Senior Indebtedness of the Company and the Restricted Subsidiaries, determined at such time on a consolidated basis for such Persons.

          "CONSOLIDATED TANGIBLE NET WORTH" shall mean, at any time, the result of

               (i) the shareholders' equity of the Company and the Restricted Subsidiaries, minus

               (ii) all Intangible Assets of the Company and the Restricted Subsidiaries, minus

               (iii) (a) all Basket Investments, (b) Investments by the Company or any Restricted Subsidiary set forth in clause (vii) of the definition of Permitted Investments, and (c) Insider Loans in excess of the sum of (1) $2,500,000 PLUS (2) up to an additional $2,500,000 so long as such additional amount consists of Insider Loans referred to in subclause (A) of clause (viii) of the definition of "Permitted Investments", and then only to the extent that such Insider Loans are each in an original principal amount of $500,000 or less and are used solely for relocation costs of officers, directors and employees of the Company or any Restricted Subsidiary (including, without limitation, financing the purchase of homes), in each case as would be reflected on a consolidated balance sheet of such Persons at such time.

          "CONSOLIDATED TOTAL ASSETS" means, at any time, the net book value of all of the assets of the Company and its Restricted Subsidiaries, as such net book value would be reflected on the Company's balance sheet as of its most recent fiscal year end prepared at such time on a consolidated basis in accordance with GAAP. "CONSOLIDATED TOTAL CAPITALIZATION" shall mean, at any time, the sum of (a) Consolidated Net Worth plus (b) Consolidated Debt at such time."

          "DEBT" shall mean, with respect to any Person, without duplication,

               (i) all obligations of such Person for borrowed money (including, without limitation, all obligations of such Person evidenced by any debenture, bond, note, commercial paper or Security, but also including all such obligations for borrowed money not so evidenced);

               (ii) all obligations for borrowed money secured by any Lien existing on Property owned by such Person (whether or not such obligations have been assumed by such Person or recourse in respect thereof is available against such Person);

               (iii) all Capitalized Lease Obligations of such Person;

               (iv) all obligations of such Person to pay the deferred purchase price of Property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreements, PROVIDED that trade account payables incurred in the ordinary course of business of such Person shall be excluded from this clause (iv);

               (v) all obligations of such Person in respect of banker's acceptances, other acceptances, stand-by letters of credit and other instruments serving a similar function issued or accepted by banks and other financial institutions for the account of such Person (whether or not incurred in connection with the borrowing of money); and

               (vi) any Guarantee of such Person of any obligation or liability of another Person of a type described in any of clause (i) through clause (v), inclusive, of this definition.

          "DOL" shall mean the Department of Labor of the government of the United States of America or any other department or agency of such government that shall succeed to the functions of the Department of Labor.

          "EARLY PAYMENT AMOUNT" shall mean in connection with the prepayment of Notes or the acceleration thereof an amount determined as of the date of prepayment or acceleration (a "Payment Date"), as the case may be, equal to the applicable percentage of the principal amount of the Notes being prepaid or accelerated as follows:

         PAYMENT DATE IN THE PERIOD:                    APPLICABLE PERCENTAGE:
         On or prior to February 4, 2000 .................................0.0%
         Thereafter and prior to February 4, 2001........................10.0%
         Thereafter and prior to February 4, 2002.........................7.5%
         Thereafter and prior to February 4, 2003.........................5.0%
         Thereafter.......................................................2.5%

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

          "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A of this Agreement, PROVIDED that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

          "EXCESS AMOUNT" shall have the meaning assigned to it in paragraph 4E(ii) of this Agreement.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "EXCLUDED SUBSIDIARIES" shall mean the PRC Subsidiaries, the Inactive Subsidiaries, RAC-FSC, a U.S. Virgin Islands corporation, Entel Limited, an English corporation, Avelco Trading Limited, a Hong Kong corporation, Recoton
(UK) Limited, an English corporation, and Tambalan Limited, an English corporation.

          "FAIR MARKET VALUE" shall mean, with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller under no compulsion to buy or sell, respectively.

          "FIRST PUT DATE" shall have the meaning assigned to it in paragraph 4E of this Agreement.

          "FIRST PUT CUT-OFF DATE" shall have the meaning assigned to it in paragraph 4E of this Agreement.

          "FIRST TIER SUBSIDIARY" shall have the meaning assigned to it in paragraph 5A of this Agreement.

          "GAAP" means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

          "GUARANTEE" shall mean, with respect to any Person (for the purposes of this definition, the "guarantor"), any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by the guarantor:

               (i) to purchase such indebtedness or obligation or any Property constituting security therefor;

               (ii) to advance or supply funds

                    (a) for the purchase or payment of such indebtedness,
               dividend or obligation, or

                    (b) to maintain working capital or other balance sheet
               condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness, dividend or obligation;

               (iii) to lease Property or to purchase securities or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation; or

               (iv) otherwise to assure the owner of the indebtedness or obligation of the Primary Obligor against loss in respect thereof.

For purposes of computing the amount of any Guarantee, in connection with any computation of indebtedness or other liability,

               (i) in each case where the obligation that is the subject of such Guarantee is in the nature of indebtedness for money borrowed it shall be assumed that the amount of the Guarantee is the amount of the direct obligation then outstanding, and

               (ii) in each case where the obligation that is the subject of such Guarantee is not in the nature of indebtedness for money borrowed it shall be assumed that the amount of the Guarantee is the maximum aggregate amount (if any) of such obligation.

          "GUARANTY DATE" shall have the meaning assigned to it in paragraph 6L of this Agreement.

          "INACTIVE SUBSIDIARIES" shall mean STD Plastic Industrial Limited, a Hong Kong corporation, STD Trading Limited, a Hong Kong corporation, and Peak Hero Limited, a Hong Kong corporation.

          "INSIDER LOANS" shall mean the Investments described in clause (viii) of the definition of "Permitted Investments."

          "INTANGIBLE ASSETS" shall mean any assets of a Person that would be classified as "intangible assets" under GAAP, including, without limitation, goodwill, trademarks, trade names, patents, copyrights, franchises and other intangible assets of such Person.

          "INTEREST PAYMENT DATE" shall have the meaning assigned to it in paragraph 4G of this Agreement.

          "INVESTMENT" shall mean any investment made in cash or by delivery of Property by the Company or a Restricted Subsidiary (i) in any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, Guarantee, advance, capital contribution or otherwise, or (ii) in any Property. Investments shall be valued at the greater of:

               (x) the amount at which such Investment is shown on the books of the Company or any Restricted Subsidiary; and

               (y) either

                    (1) in the case of any Guarantee of the obligation of any
               Person, the amount which the Company or any Restricted Subsidiary has paid on account of such obligation less any recoupment by the Company or such Restricted Subsidiary of any such payments, or

                    (2) in the case of any other Restricted Investment, the
               excess of (A) the greater of (I) the amount originally entered on the books of the Company or any Restricted Subsidiary with respect thereto and (II) the cost thereof to the Company or such Restricted Subsidiary over (B) any return of capital (after income taxes applicable thereto) upon such Restricted Investment through the sale or other liquidation thereof or any part thereof or otherwise.

          "ISSUANCE TRANSACTION" shall mean any transaction resulting in the receipt of Net Security Issuance Proceeds by the Company or one of the Restricted Subsidiaries.

          "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

          "MARGIN STOCK" shall have the meaning assigned to it in paragraph 81 of this Agreement.

          "MERGER PUT CONDITION" shall have the meaning assigned to it in paragraph 4E(i) of this Agreement.

          "MINOR SUBSIDIARY" shall mean, at any time, any Subsidiary that is organized under a jurisdiction other than the United States of America or any State thereof and that satisfies the following conditions:

               (i) the portion of consolidated Total Assets, determined as of the of the then most recently ended fiscal quarter of the Company, attributable to such Subsidiary in accordance with GAAP is less than five percent, determined at such time, of Consolidated Total Assets; and

               (ii) the portion of Consolidated Operating Income, determined for the then most recently ended period of four consecutive fiscal quarters of the Company, attributable to such Subsidiary in accordance with GAAP is less than five percent, determined for such period, of Consolidated Operating Income.

          "MOODY'S" shall mean Moody's Investor Services, Inc.

          "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "1997 CLOSING DATE" means January 6, 1997

          "1997 SENIOR NOTE AGREEMENTS" is defined in the definition of Senior Note Agreements.

          "1998 SENIOR NOTE AGREEMENT" is defined in the definition of Senior Note Agreements.

          "NET SECURITY ISSUANCE PROCEEDS" means, the cash proceeds received by the Company and/or one or more of its Restricted Subsidiaries (the "Issuer") from the issuance or sale after the Closing Date of equity interests or Subordinated Indebtedness of the Issuer, net of attorney's fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith. The term "SUBORDINATED INDEBTEDNESS" shall mean any Debt of an Issuer (other than Debt owing to Restricted Subsidiaries or the Company which is not subject to any Lien in favor of any other Person) which is subordinated in right of payment (in liquidation or otherwise) to any other Debt of the Issuer.

          "NOTES" shall have the meaning assigned to it in paragraph 1 of this Agreement.

          "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by its President, one of its Vice Presidents or its Treasurer.

          "PBGC" means the Pension Benefit Guaranty Corporation and any successor corporation or governmental agency.

          "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in ERISA) maintained by the Company or any ERISA Affiliate for employees of the Company or such ERISA Affiliate, excluding any Multiemployer Plan, but including, without limitation, any Multiple Employer Pension Plan.

          As used in this definition,

          "MULTIPLE EMPLOYER PENSION PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA (other than a Multiemployer Plan), subject to Title- IV of ERISA, to which the Company or any ERISA Affiliate and an employer (as such term is defined in Section 3 of ERISA), other than an ERISA Affiliate or the Company, contribute.

          "PERMITTED INVESTMENTS" means and includes the following:

               (i) Investments existing on the 1997 Closing Date (other than Insider Loans) and described in Part 10B-1 of Annex 3 hereto, and Investments in Property used by the Company or any Restricted Subsidiary in its operations in the ordinary course of its business;

               (ii) Investments in the ordinary course of business of the Company in one or more Restricted Subsidiaries or any corporation that concurrently with such Investment becomes a Restricted Subsidiary (except to the extent that any such Investment is in Unrelated Assets);

               (iii) Investments in direct obligations of the United States of America or any agency thereof, maturing within one year of the date of acquisition thereof;

               (iv) Investments in commercial paper maturing within 270 days from the date of acquisition and rated A-1 or P-1 (or the equivalent) or better at the date of acquisition by Standard & Poor's or Moody's;

               (v) Investments in debt obligations of corporations organized under the laws of the United States of America or any state thereof or obligations of any state of the United States of America or any municipality thereof, in each case maturing within one year from the date of acquisition and rated AA or Aa (or the equivalent) or better at the date of acquisition by Standard & Poors or Moody's;

               (vi) Investments in certificates of deposit issued by an Acceptable Bank and, in each case, maturing within one year of the date of acquisition thereof, PROVIDED that such Investments issued by banks deemed to be "Acceptable Banks" pursuant to the proviso of the definition of "Acceptable Bank" shall not exceed $2,500,000 in any one such deemed Acceptable Bank, or $5,000,000 in the aggregate for all such deemed Acceptable Banks, at any one time;

               (vii) Investments in any other Person in an amount not exceeding the net proceeds of a concurrent sale of Capital Stock of the Company (other than an Investment of the type referred to in clause (ii) of this definition); and

               (viii) Investments (A) in loans and advances in the ordinary course of business, and necessary to carrying on the business of the Company or any Restricted Subsidiary, to officers, directors and employees of the Company or any Restricted Subsidiary, (B) in loans and advances to corporations that are acquisition targets of the Company or any Restricted Subsidiary, and (C) by consisting of short term advances or prepayments to suppliers, PROVIDED that the aggregate amount of all Investments referred to in subclauses (A), (B) and (C) of this clause (viii) does not at any time exceed $7,000,000.

          As used in this definition,

               "ACCEPTABLE BANK" means (i)(a) a commercial bank or trust company organized in the United States of America and having combined capital, surplus and undivided profits aggregating at least $500,000,000 or (b) any other commercial bank having capital, surplus and undivided profits of at least $1,000,000,000 and (ii) the long-term unsecured debt obligations of which (or the long-term unsecured debt obligations of the bank holding company owning all of the Capital Stock of such bank) are rated "A" or higher by Standard & Poor's or "A2" or higher by Moody's, PROVIDED that a commercial bank not organized in the United States of America that satisfies the requirement set forth in the foregoing clause (i)b but whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the Capital Stock of such . bank) are not rated by Standard & Poor's or Moody's shall be deemed to be an "Acceptable Bank" if the Required Holders shall have consented in writing to Investments in certificates of deposit issued by such bank.

          "PERSON" shall mean and include an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          "PLAN" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

          "PRC SUBSIDIARIES" shall mean Subsidiaries organized under the laws of the People's Republic of China, other than Subsidiaries organized under the laws of Hong Kong.

          "PRC/HK SUBSIDIARIES" shall mean, collectively, Subsidiaries organized under the laws of the People's Republic of China and Subsidiaries organized under the laws of Hong Kong.

          "PREFERRED STOCK" shall mean any class of capital stock of a Person that is preferred over any other class of capital stock of such Person as to the payment of dividends or the payment of any amount upon liquidation of such Person.

          "PRIORITY DEBT" shall mean the sum of (a) all Debt secured by Liens other than Liens permitted by clause (i) through clause (v), inclusive, of paragraph 6H hereof, plus (b) without duplication, all Debt of Restricted Subsidiaries (other than Debt (i) owing to the Company or to other Restricted Subsidiaries, or (ii) which constitutes "Guarantied Obligations" (as defined in the Subsidiary Guaranty)).

          "PROPERTY" shall mean any interest in any kind of property or assets, whether real, personal or mixed, and whether tangible or intangible.

          "PURCHASER" shall have the meaning assigned to it in the introductory sentence of this Agreement.

          "PUT AMOUNT" shall have the meaning assigned to it in paragraph 4E of this Agreement.

          "PUT NOTICE" shall have the meaning assigned to it in paragraph 4E of this Agreement.

          "REINVESTMENT NOTICE" shall have the meaning assigned to it in paragraph 6G of this Agreement.

          "REQUIRED HOLDERS" shall mean the holder or holders of at least 66% of the aggregate principal amount of the Notes from time to time outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary or any Affiliate).

          "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

          "RESTRICTED PAYMENT" means and includes

               (i) any dividend or other distribution, direct or indirect and whether payable in cash or Property, on account of any capital stock or other equity interests of the Company or any of the Restricted Subsidiaries, except to the extent such dividend or distribution

                    (a) is payable solely to the Company or any Restricted Subsidiary;

                    (b) is payable solely in capital stock or other equity interests of the Company or such Restricted Subsidiary; or

                    (c) is payable in respect of Preferred Stock issued by the Company after the 1997 Closing Date, PROVIDED that the full purchase price of such Preferred Stock was paid in cash to the Company prior to the payment of such dividend or distribution:

               (ii) any redemption, retirement, purchase or other acquisition, direct or indirect, of any capital stock or other equity interests of the Company or any of the Restricted Subsidiaries now or hereafter outstanding, or of any warrants, rights or options to acquire any such capital stock or other equity interests, except to the extent that any amount due in respect of such redemption, retirement, purchase or other acquisition

                    (a) is payable to the Company or any of its Restricted
               Subsidiaries; or

                    (b) is payable solely in capital stock or other equity
               interests of the Company or such Restricted Subsidiary;

                    (c) is payable with the proceeds of the sale of capital
               stock of the Company consummated after the 1997 Closing Date.

          "RESTRICTED SUBSIDIARY" shall mean each Wholly-Owned Subsidiary of the Company which is a Wholly-Owned Subsidiary on the Closing Date and each Wholly-Owned Subsidiary that becomes a Wholly-Owned Subsidiary after the Closing Date and that has not been designated as an Unrestricted Subsidiary by the Company pursuant to paragraph 6K of this Agreement.

          "RESTRICTED SUBSIDIARY STOCK" shall have the meaning assigned to it in paragraph 6G(ii) of this Agreement.

          "SECOND PUT CUT-OFF DATE" shall have the meaning assigned to it in paragraph 4E of this Agreement.

          "SECOND PUT DATE" shall have the meaning assigned to it in paragraph 4E of this Agreement.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          "SECURITY" shall mean "security" as defined in the Securities Act.

          "SENIOR DEBT" shall have the meaning assigned to it in paragraph 12D of this Agreement.

          "SENIOR INDEBTEDNESS" shall mean, with respect to any Person, at any time, all Debt of such Person other than Subordinated Debt.

          "SENIOR NOTE AGREEMENTS" shall mean (i) the separate Note Purchase Agreements dated as of January 6, 1997 (the "1997 SENIOR NOTE AGREEMENTS") among the Company, the purchasers of $75,000,000 aggregate principal amount of the Company's Adjustable Rate Senior Notes Due January 6, 2007 and (ii) the Note Purchase Agreement dated as of September 1, 1998 (the "1998 SENIOR NOTE AGREEMENT") between the Company and the purchaser of $25,000,000 aggregate principal amount of the Company's Adjustable Rate Senior Notes Due September 1, 2008, in each case as such agreements may be amended, restated, renewed, extended or replaced and be from time to time in effect and providing for an aggregate of not exceeding $100,000,000 aggregate principal amount of Debt of the Company thereunder.

          "SENIOR NOTES" shall mean the Company's Adjustable Rate Senior Notes Due January 6, 2007 outstanding under the 1997 Note Agreements and its Adjustable Rate Senior Notes Due September 1, 2008 outstanding under the 1998 Note Agreement, in each case as such Senior Notes may be amended, restated, renewed, extended or replaced and be from time to time in effect and be outstanding under the Senior Note Agreements in an aggregate principal amount not exceeding $100,000,000.

          "SIGNIFICANT HOLDER" shall mean (i) the Purchaser, so long as the Purchaser shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least five percent of the aggregate principal amount of the Notes from time to time outstanding.

          "STANDARD & POOR'S" shall mean Standard & Poor's Rating Group, a division of McGraw Hill, Inc.

          "SUBORDINATED DEBT" shall mean, with respect to any Person, at any time, without duplication: (a) all Debt of such Person which is subordinated to the prior payment in full of the obligations of (i) the Company under this Agreement and the Notes and (ii) the Restricted Subsidiaries under the Subsidiary Guaranty, as the case may be, in each case in a manner acceptable to the Required Holders as evidenced by their prior written approval, and all other terms and conditions of which are satisfactory to the Required Holders as evidenced by their prior written approval; and (b) the Notes.

          "SUBSIDIARY" shall mean any corporation more than 50% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

          "SUBSIDIARY GUARANTY" shall mean the guaranty agreement executed and delivered as provided in paragraph 6L, as the same may be from time to time in effect.

          "SUCCESSOR CORPORATION" shall have the meaning assigned to it in paragraph 6F(ii)(a) of this Agreement.

          "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by the Purchaser under this Agreement.

          "TRANSFERS" shall have the meaning assigned to it in paragraph 6G(i) of this Agreement.

          "UNRELATED ASSETS" shall have the meaning assigned to it in paragraph 6A of this Agreement.

          "UNRESTRICTED SUBSIDIARY" shall mean, at any time, any Subsidiary other than a Restricted Subsidiary.

          "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          "WAIVER NOTICE" shall have the meaning assigned to it in paragraph 4E(i) of this Agreement.

          "WHOLLY-OWNED SUBSIDIARY" shall mean any corporation 100% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be beneficially owned by the Company either directly or through Wholly-Owned Subsidiaries.

          10B. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation is required to be made for any purpose hereunder, it shall be done in accordance with GAAP as in effect on the date of, or at the end of the period covered by, the financial statements from which such asset, liability, item of income, or item of expense, is derived, or, in the case of any such computation, as in effect on the date as of which such computation is required to be determined; PROVIDED, however, that if any term defined herein includes or excludes amounts, items, or concepts that would not be included in or excluded from such term if such term were defined with reference solely to GAAP, such term will be deemed to include or exclude such amounts, items or concepts as set forth herein

          11. MISCELLANEOUS.

          11A. NOTE PAYMENTS. The Company agrees that, so long as the Purchaser shall hold any Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to the Purchaser's account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as the Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. The Purchaser agrees that, before disposing of any Note, the Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchaser has made in this paragraph 11A.

          11B. EXPENSES. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the reasonable fees and expenses of any special counsel engaged by any Purchaser or such Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification, amendment or waiver of, or proposed consent under, this Agreement or the Notes, whether or not such proposed modification, amendment or waiver shall be effected or proposed consent granted, and (ii) the costs and expenses, including reasonable attorneys' fees, incurred by any Purchaser or such Transferee in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of the Purchasers' or such Transferee's having acquired any Note, including without limitation costs and expenses (including the costs and expenses of financial advisors) incurred in any bankruptcy case or in connection with any work-out or restructuring of the transactions contemplated by this Agreement and the Notes. The Company will pay, and will save each holder of a Note harmless from all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by any such holder). The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by the Purchaser or any Transferee and the payment of any Note.

          11C. CONSENT TO AMENDMENTS. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holders except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest on or any Early Payment Amount payable with respect to any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

          11D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holders except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

          11E. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Early Payment Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, PROVIDED that any such participation shall be in a principal amount of at least $100,000.

          11F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by the Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of the Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

          11G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

          11H. NOTICES. All written communications provided for hereunder shall be sent by first class mail, by nationwide overnight delivery service (with charges prepaid) or by facsimile transmission (confirmed by delivery by nationwide overnight delivery service sent on the day of the sending of such facsimile transmission) and (i) if to a Purchaser, addressed to such Purchaser at the address specified for such communications in the Purchaser Schedule attached as Annex 1 hereto, or at such other address as such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at 2950 Lake Emma Road, Lake Mary, Florida 32746, Attention: Stuart Mont (facsimile no. 407-444-0559), with a copy (which shall not constitute notice) to Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, Attention:
Theodore S. Lynn, Esq. (facsimile no. 212-806-6006), or at such other address as the Company shall have specified to the holder of each Note in writing; PROVIDED, HOWEVER, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

          11I. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be excluded in the computation of the interest payable on such Business Day.

          11J. DISCLOSURE TO OTHER PERSONS. For purposes of this paragraph 11J, "CONFIDENTIAL INFORMATION" means information delivered to a Purchaser or its representatives by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement or the Subsidiary Guaranty that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, PROVIDED that such term does not include information that (i) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (ii) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser's behalf, (iii) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (iv) constitutes financial statements delivered to the holders of the Notes pursuant to this Agreement that are otherwise publicly available. Each Purchaser will use its best efforts to maintain the confidentiality of such Confidential Information in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to it. The Company acknowledges that any Purchaser may deliver copies of any such Confidential Information delivered to it, and disclose any other information disclosed to it, in connection herewith or the Subsidiary Guaranty to

          (i) its directors, officers, employees, agents and professional consultants who have been informed of the confidential nature of the information provided,

          (ii) any other Noteholder,

          (iii) any Person to which it offers to sell any Note held by it or any part thereof if such Person has agreed to be bound by the provisions of this paragraph 11J,

          (iv) any Person to which it sells or offers to sell a participation in all or any part of any Note held by it if such Person has agreed to be bound by the provisions of this paragraph 11J,

          (v) any federal or state regulatory authority having jurisdiction over it,

          (vi) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about its investment portfolio, or

          (vii) any other Person to which such delivery or disclosure may be necessary or appropriate

               (a) in compliance with any law, rule, regulation or order applicable to it,

               (b) in response to any subpoena or other legal process,

               (c) in connection with any litigation to which it is a party, or

               (d) in connection with the enforcement or protection of its rights and remedies under the Notes, this Agreement or the Subsidiary Guaranty.

Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this paragraph 11J as a "Purchaser" as though it were a party to this Agreement.

          11K. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Purchaser or to the Required Holders, the determination of such satisfaction shall be made by the Purchaser or the Required Holders, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

          11L. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

          11M. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          11N. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          11O. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

          11P. SEVERALTY OF OBLIGATIONS. No failure by any holder of Notes to perform its obligations under this Agreement shall relieve any other holder of Notes or the Company of any of its obligations hereunder, and no holder of Notes shall be responsible for the obligations of, or any action taken or omitted by, any other holder of Notes hereunder.

          12. SUBORDINATION OF NOTES.

          12A. SUBORDINATION. Anything in this Agreement to the contrary notwithstanding, the indebtedness evidenced by the Notes and all other obligations in respect of the Notes and this Agreement including, without limitation, for principal, Early Payment Amount, if any, and interest, shall be subordinate and junior to the extent set forth in subparagraphs (i) to (v) inclusive, below, to all Senior Debt.

               (i) INSOLVENCY. In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, then all Senior Debt shall first be paid in full in cash or Cash Equivalents before any payment of or on account of principal, Early Payment Amount, if any, interest or any other amount is made by the Company with respect to the Notes.

               (ii) INSOLVENCY DISTRIBUTIONS. In any of the proceedings referred to in subparagraph (i) above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable by the Company in respect of the Notes shall be paid or delivered directly to the holders of Senior Debt (or to a banking institution selected by the court or Person making the payment or delivery or designated by any holder of Senior Debt) for application in payment thereof in accordance with the priorities then existing among such holders, unless and until all Senior Debt shall have been paid in full in cash or Cash Equivalents; PROVIDED, HOWEVER, that no such delivery shall be made to holders of Senior Debt of equity securities of the Company as reorganized or readjusted pursuant to a plan of reorganization or readjustment or debt securities of the Company as reorganized or adjusted, or debt securities of the Company (or any other company, trust or organization provided for by a plan of reorganization or adjustment succeeding to the assets and liabilities of the Company), that, in each case, are subordinate and junior (whether by law or agreement) at least to the extent provided in this paragraph 12 to the payment of all Senior Debt then outstanding and to the payment of any stock or obligations which are issued in exchange or substitution for any Senior Debt then outstanding; PROVIDED that, with respect to equity securities or debt securities referred to above, (x) if a new corporation results from any such reorganization or readjustment, such corporation assumes all Senior Debt that will be outstanding after giving effect thereto and (y) the rights of the holders of the Senior Debt are not, without the consent of such holders, altered by any such reorganization or readjustment, including, without limitation, by reason of such rights being impaired within the meaning of Section 1124 of Title 11 of the United States Code

          In any of the proceedings referred to in subparagraph (i) above the holders of Senior Debt (or any of them) are authorized and empowered to file a claim in such proceeding (a "Required Filing") in respect of any of the Notes (the "Subject Notes") if the holders of the Subject Notes shall, after request shall have been made upon them by any such holder of Senior Debt at least 30 days before the date (the "Bar Date") on which all claims must be filed in such proceeding by rule of law or court order in order to be considered as allowed or proved claims for the purposes of such proceeding or any distribution of assets in respect of the Subject Notes therein, fail to make the Required Filing at least five Business Days prior to the Bar Date, then, in such event, such holder of Senior Debt shall be authorized (but not obligated) to make such Required Filing in respect of the Subject Notes.

          The consolidation of the Company with, or the merger of the Company with or into, another corporation or entity or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation or entity upon the terms and conditions provided in paragraph 6F shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this paragraph if such other corporation or entity shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in paragraph 6F.

               (iii) PAYMENT DEFAULT ON SENIOR DEBT. If any Senior Debt is not paid when due in cash or Cash Equivalents or any other default on Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms (any such payment default or other default resulting in such acceleration being herein called a "SENIOR PAYMENT DEFAULT"), no holder of the Notes shall

                    (A) accept or receive any direct or indirect payment by the
               Company of or for the account of the Company in respect of the principal of, Early Payment Amount (if any) or interest on or any other amounts with respect to the Notes or in connection with any repurchase or other retirement of any Notes (collectively, "NOTE PAYMENTS") or

                    (B) exercise any Remedies in respect of the Company or any
               Subsidiary during the period (a "REMEDIES STANDSTILL PERIOD") commencing upon the receipt by the holders of the Notes (with a copy to the Company) of written notice (a "REMEDIES STANDSTILL NOTICE") of such Senior Payment Default from any holder of Senior Debt (or the Representative of any such holder) specifying an election to effect a Remedies Standstill Period and ending 90 days thereafter (or such earlier date as the Majority Senior Debt Holders (or their Representative) shall specify in a subsequent notice to the holders of the Notes terminating such Remedies Standstill Period), unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded in writing or (y) such Senior Debt has been paid in full in cash or Cash Equivalents; PROVIDED, HOWEVER, that the holders of the Notes may accept Note Payments and exercise Remedies without regard to the foregoing if the Company and the holders of the Notes receive written notice approving such payment or exercise from the Majority Senior Debt Holders (or their Representative) with respect to which any such Senior Payment Default has occurred or is continuing. Not more than one Remedies Standstill Notice may be given, and not more than one Remedies Standstill Period may occur, in any consecutive 180-day period, irrespective of the number of Payment Defaults with respect to Senior Debt during such period.

               (iv) NON-PAYMENT DEFAULT ON SENIOR DEBT. During the continuance of any default (other than a Senior Payment Default) with respect to any Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, no holder of Notes may accept or receive Note Payments (except in Notes substantially identical to the Notes issued by the Company in payment of interest thereon) for a period (a "PAYMENT BLOCKAGE PERIOD") commencing upon the receipt by the holders of the Notes (with a copy to the Company) of written notice (a "BLOCKAGE NOTICE") of such default from holders of such Senior Debt (or their Representative) specifying an election to effect a Payment Blockage period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (a) by written notice to the holders of the Notes and the Company from the Person or Persons who gave such Blockage Notice, (b) because the default giving rise to such Blockage Notice is no longer continuing or (c) because such Senior Debt has been repaid in full in cash or Cash Equivalents). Notwithstanding the provisions of the immediately preceding sentence, unless the holders of such Senior Debt or the Representative(s) of such holders shall have accelerated the maturity of such Senior Debt, the Company may resume payments on the Notes after the end of such Payment Blockage Period. Not more than one Blockage Notice may be given, and not more than one Payment Blockage may occur, in any consecutive 360-day period, irrespective of the number of defaults with respect to Senior Debt during such period.

               (v) ACCELERATION OF PAYMENT OF NOTES. If payment of the Notes is accelerated because of an Event of Default, the Company and the holders of the Notes shall promptly notify the holders of the Senior Debt (or their Representatives) of the acceleration. The holders of the Notes shall not accept any Note Payments until five Business Days after the holders or Representative(s) of such Senior Debt receives notice of such acceleration and, thereafter, may accept such payments, only if this paragraph 12 otherwise permits the acceptance of Note Payments at that time.

               (vi) TURNOVER. If any payment or distribution of any character, whether in cash, securities or other property, shall be received by any holder of Notes in contravention of any of the terms of this paragraph 12 and before all the Senior Debt shall have been paid in full in cash or Cash Equivalents, such payment or distribution shall be received in trust for the benefit of the holders of the Senior Debt at the time outstanding and shall forthwith be paid over or delivered and transferred to the holders of Senior Debt as their respective interests may appear.

          12B. OBLIGATION OF THE COMPANY The provisions of this paragraph 12 are for the purpose of defining the relative rights of the holders of Senior Debt on the one hand, and the holders of the Notes on the other hand, against the Company and its property, and nothing herein shall impair, as between the Company and the holders of the Notes, the obligation of the Company, which is unconditional and absolute, to pay to the holders thereof the principal thereof and Early Payment Amount, if any, and interest thereon in accordance with their terms and the provisions hereof, nor shall anything herein prevent the holders of the Notes from exercising (except as otherwise provided in paragraph 12A(iii)(B)) all remedies otherwise permitted by applicable law or hereunder upon default hereunder or under the Notes (including, without limitation, the right to demand payment and sue for performance hereof and of the Notes and to accelerate the maturity thereof as provided in paragraph 7A), subject to the rights, if any, under this paragraph 12 of holders of Senior Debt to receive cash, property, stock or obligations otherwise payable or deliverable by the Company to the holders of the Notes.

          12C. SUBROGATION Upon payment in full of Senior Debt, the holders of the Notes shall be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of assets of the Company made on Senior Debt until the principal of and Early Payment Amount, if any, and interest on the Notes shall be paid in full, and, for the purposes of such subrogation, no payments to the holders of Senior Debt of any cash, property, stock or obligations to which the holders of the Notes would be entitled except for the provisions of paragraph 12A above shall, as between the Company, its creditors (other than the holders of the Senior Debt) and the holders of the Notes, be deemed to be a payment by the Company to or on account of Senior Debt.

          12D. RIGHTS OF HOLDERS OF SENIOR DEBT. The provisions of this paragraph 12 shall be deemed a continuing offer to all holders of Senior Debt to act in reliance on such provisions (but no such reliance shall be required to be proven to receive the benefits hereof) and may be enforced by such holders, and no right of any present or future holder of any Senior Debt to enforce subordination as provided in this paragraph 12 shall be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Agreement or the Notes. Without in any way limiting the generality of the foregoing, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the holders of the Notes, and without impairing or releasing the subordination provided in this paragraph 12 or the obligations hereunder of the holders of the Notes to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, or waive defaults under Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iii) exercise or refrain from exercising any rights against the Company and any other Person, including any guarantor or surety. Each holder of a Note, by accepting the same, agrees that no amendment of the provisions of this paragraph 12 (or of any defined terms as used in this paragraph 12) shall be effective without the consent of the Majority Senior Debt Holders.

          As used in this paragraph 12, the following terms have the following meanings:

          "CASH EQUIVALENTS" means Investments of a type described in clauses
(iii) through (vi) of the definition of the term "Permitted Investments."

          "MAJORITY SENIOR DEBT HOLDERS" shall mean (x) the Required Lenders (as defined in the Bank Credit Agreement), (y) the holders of a majority of the aggregate principal amount of the Senior Notes at the time outstanding (excluding for such purpose any holder of Senior Notes holding (together with any of its affiliates or managed accounts) more than $5,000,000 principal amount of Notes) and, or as the context may require, or (z) the holders of a majority of the aggregate principal and/or face amount of the obligations under the Bank Financing Agreements at the time outstanding.

          "REMEDIES" means, with respect to the Debt evidenced by the Notes, (i) acceleration of the maturity of such Debt by action of the holders thereof, (ii) commencing or causing the commencement, of, participation in or support of any action or proceeding (whether at law or in equity) against the Company or any Subsidiary to recover all or any part of such Debt, (iii) any action to commence or prosecute any bankruptcy or similar proceeding in respect of the Company or any Subsidiary, or (iv) commencement of any foreclosure of any Lien upon any Property of the Company or any Subsidiary, the proceeds of which are applied, or may be applied, to the payment of such Debt.

          "REPRESENTATIVE" means the trustee, agent or representative (if any) for an issue of Senior Debt which has been identified to the holders of the Notes as such by the holders of such Senior Debt or by the Company (having received notification thereof from such holders of Senior Debt).

          "SENIOR DEBT" shall mean and include all obligations (whether now outstanding or hereafter incurred), for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise in respect of (i) all payment obligations under the Senior Notes, and the Senior Note Agreements, including without limitation in respect of, principal, interest (including interest accruing after the commencement of any proceeding of the type specified in subparagraph (i) of paragraph 12A, or an amount equal to interest that would have so accrued but for the commencement of such proceeding - herein called "Post-petition Interest"), yield- maintenance amount and fees, charges, expenses,, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof whether now owing or hereafter incurred, (ii) all payment obligations under the Bank Credit Agreement, including without limitation in respect of principal, interest (including Post-petition Interest), cash collateralization of letters of credit, breakage costs and fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof whether now owing or hereafter incurred. and
(iii) all payment obligations under the Bank Financing Agreements, including without limitation in respect of principal, interest (including Post-petition Interest), cash collateralization of letters of credit, breakage costs and fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof whether now owing or hereafter incurred.

          [Remainder of page intentionally blank. Next page is signature page.]

          If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterparts of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between the Company and the Purchasers.

                                    Very truly yours,

                                    RECOTON CORPORATION


                                    By  /S/ STUART MONT
                                    ---------------------------------------
                                    Name:   Stuart Mont
                                    Title:  Executive Vice President and Chief
                                            Operating Officer



The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA



By: /S/ KEVIN J. KRASKA
    -----------------------------------
    Name: Kevin J.  Kraska
    Title:



ING (U.S.) CAPITAL LLC



By: BARRY A. ISELEY
--------------------------------------
Name: Barry A. Isely
Title: Senior Vice President

                                     ANNEX 1

                          INFORMATION AS TO PURCHASERS

==============================================================================
PURCHASER NAME                 THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
------------------------------------------------------------------------------
Note Registration:             The Prudential Insurance Company of America
Warrant Registration:          The Prudential Insurance Company of America
------------------------------------------------------------------------------
Note No. / Principal Amount:   Notes: R-1 / $20,000,00
Warrant No. /  number of
  Warrants                     Warrants: R-1 / 177,143


------------------------------------------------------------------------------
Payment on Account of Note     Federal Funds Wire Transfer
                               Account No.: 890-0304-391, Prudential
                                Managed Account
     Method                    The Bank of New York
                               New York, New York
     Account Information       ABA No.: 021-000-018
------------------------------------------------------------------------------
Accompanying Information       Name of Company: RECOTON CORPORATION
                               Description of Security:
                                 Senior Subordinated Notes due February 4, 2004
                               Security Number:  756268 A# 5
                               Due Date and Application (as among principal,
                                premium and interest) of the payment
                                  being made.
-------------------------------------------------------------------------------
Address for Notices            The Prudential Insurance Company of America
 Related to Payments           Three Gateway Center
                               100 Mulberry Street
                               Newark, NJ 07102-4077
                               Attention:  Manager, Billings and Collections
                               Telephone:  (973) 802-5260
                               Fax:        (973) 802-8055
                               with telephonic advice of prepayments to:
                               Manager, Trade Department
                               Telephone:  (973) 802-7398
                               Fax:        (973) 802-9425
------------------------------------------------------------------------------
Address for All other          The Prudential Insurance Company of America
 Notices                       c/o Prudential Capital Group
                               One Gateway Center, 11th Floor
                               Newark, NJ 07102-5311
                               Attention:   Managing Director
                               Telephone:   (973) 802-9182
                               Fax:         (973) 802-3200
------------------------------------------------------------------------------
Tax Identification Number      22-1211670
==============================================================================

==============================================================================
PURCHASER NAME                  ING (U.S.) CAPITAL LLC
------------------------------------------------------------------------------
Note Registration:              ING (U.S.) Capital LLC
Warrant Registration:           ING (U.S.) Investments Corporation
------------------------------------------------------------------------------
Note No. / Principal Amount:    Notes: R-2 / $15,000,000
Warrant No. /  number
 of Warrants                    Warrants: R-2 / 132,857

------------------------------------------------------------------------------
Payment on Account of Note      Federal Funds Wire Transfer
                                The Chase Manhattan Bank
     Method                     Account No.: 9301035763, A/C ING (U.S.)
                                  Capital LLC
     Account Information        One Chase Manhattan Plaza, NY, NY 10081
                                ABA No.: 021000021
                                Ref: Recoton Corporation
------------------------------------------------------------------------------
Accompanying Information        Name of Company: RECOTON CORPORATION
                                Description of Security:
                                   Senior Subordinated Notes due
                                    February 4, 2004
                                Security Number: 756268 A# 5
                                Due Date and Application (as among principal,
                                premium and interest) of  the payment
                                being made.
------------------------------------------------------------------------------
Address for Notices             ING Barings
Related to Payments             135 East 57th Street
                                New York, NY 10022
                                Attention: Lisa Hannahoe
                                Telephone: 212-409-1676
                                Fax: 212-486-6341
                                with telephonic advice of prepayments to:
                                Lisa Hannahoe
                                Telephone: 212-409-1676
                                Fax: 212-486-6341
------------------------------------------------------------------------------
Address for All other           ING Barings
Notices                         55 East 55nd Street
                                New York, NY 10055
                                Attention:  William Redmond
                                Telephone: 212-409-1723
                                Fax: 212-593-3362
------------------------------------------------------------------------------
Tax Identification
Number:
ING (U.S.) Capital LLC          13-4038440
ING (U.S.) Investments
 Corporation                    13-3527168
==============================================================================

                                     ANNEX 2

                         PAYMENT INSTRUCTIONS AT CLOSING


          In accordance with paragraph 2 of the Agreement, the Company authorizes and directs you to make payment for the Notes and Warrants being purchased by you by payment by federal funds wire transfer in immediately available funds of the purchase price thereof to:

                  Bank:            The Chase Manhattan Bank

                  ABA No.:         021000021

                  Account No.:     087-024284

                  Account Name:    Recoton Corporation

                                     ANNEX 3

                            INFORMATION AS TO COMPANY

PART 6H(i): LIENS EXISTING ON THE 1997 CLOSING DATE.

PART 8A(ii): SUBSIDIARIES.

PART 8A(iii): AFFILIATES.

PART 8C: LITIGATION.

PART 8D: CONSOLIDATED DEBT AT DECEMBER 31, 1998.

PART 8G: AGREEMENTS RESTRICTING DEBT.

PART 8I:  REPAYMENT OF DEBT WITH PROCEEDS OF NOTES.

PART 10B-1: INVESTMENTS EXISTING ON THE 1997 CLOSING DATE.

PART 10B-2: RESTRICTED SUBSIDIARIES.

                                                                     EXHIBIT A

                                  FORM OF NOTE


          THIS NOTE WAS ORIGINALLY ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY MAY BE OBTAINED BY WRITING AND REQUESTING THE SAME FROM RECOTON CORPORATION, 2950 LAKE EMMA ROAD, LAKE MARY, FL 32746, ATTENTION:
TREASURER.



                               RECOTON CORPORATION

                        SENIOR SUBORDINATED NOTE DUE 2004




No. R- ______                                                  PPN: 756268 A# 5

$______________                                                         [Date]

          FOR VALUE RECEIVED, the undersigned, RECOTON CORPORATION (the "Company"), a corporation organized and existing under the laws of the State of New York, hereby promises to pay to ____________________________________ or registered assigns, the principal sum of _______________________ DOLLARS ($____________________ ) on February 4, 2004, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof quarterly on the fourth day of February, May, August and November in each year (each an "INTEREST PAYMENT DATE"), commencing on the later of May 4, 1999 or the payment date next succeeding the date hereof, until the principal hereof shall have become due and payable, at a rate per annum equal to the Current Effective Rate (as defined below) and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Early Payment Amount (as defined in the Purchase Agreement), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) the 2.0% over the Current Effective Rate or (ii) 2.0% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its prime rate.

          Interest (computed on the basis of a 360-day year of twelve 30-day months) shall accrue on the unpaid principal balance of this Note, from the date of each Note, and shall be payable to the holders thereof quarterly on each Interest Payment Date commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, at the rate of 11.5% per annum for the period to and including November 3, 1999 and thereafter increasing to a rate of 12.5% per annum on November 4, 1999 and thereafter increasing by an additional 0.50% per annum over the rate theretofore in effect on each of the next five Interest Payment Dates (February 4, May 4, August 4 and November 4, 2000 and February 4, 2001). The rate in effect at any time as provided in the preceding sentence is the "CURRENT EFFECTIVE RATE."

          This Note is one of a series of Senior Subordinated Notes (herein called the "Notes") issued pursuant to the Securities Purchase Agreement, dated as of February 4, 1999 (as may be amended, restated or otherwise modified from time to time, the "Purchase Agreement"), between the Company and the original purchasers of the Notes named in the Purchaser Schedule attached thereto and is entitled to the benefits thereof.

          Payments of principal of, interest on and any Early Payment Amount payable with respect to this Note are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

          This Note is a registered Note and, as provided in the Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          This Note is subordinated to the payment of all Senior Debt (as defined in the Purchase Agreement) on the terms specified in the Purchase Agreement.

          The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Purchase Agreement.

          In case an Event of Default, as defined in the Purchase Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Purchase Agreement.

          This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the law of such State.

                                      RECOTON CORPORATION



                                      By_____________________________
                                      Name:
                                      Title: